Exhibit 10.47
[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AMENDED AND RESTATED
PURCHASE OPTION AGREEMENT
by and among
ALEXZA PHARMACEUTICALS, INC.,
SYMPHONY ALLEGRO HOLDINGS LLC
and
SYMPHONY ALLEGRO, INC.

Dated as of June 15, 2009

i

Annex A	Certain Definitions

Exhibit 1	Purchase Exercise Notice

Exhibit 2	Form of Opinion of Cooley Godward Kronish LLP

ii

AMENDED AND RESTATED PURCHASE OPTION AGREEMENT
     This AMENDED AND RESTATED PURCHASE OPTION AGREEMENT (this “Agreement”) is entered into as of June 15, 2009, by and among ALEXZA PHARMACEUTICALS, INC., a Delaware corporation (“Alexza”), SYMPHONY ALLEGRO HOLDINGS LLC, a Delaware limited liability company (“Holdings”), and SYMPHONY ALLEGRO, INC., a Delaware corporation (“Symphony Allegro”). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in Annex A attached hereto.
PRELIMINARY STATEMENT
     WHEREAS, Alexza, Holdings and Symphony Allegro are parties to that certain Purchase Option Agreement dated as of December 1, 2006 (the “Original Agreement”), pursuant to which Holdings granted Alexza an option to purchase all of the Common Stock of Symphony Allegro and any other Equity Securities issued by Symphony Allegro (together, the “Symphony Allegro Equity Securities”) owned, or thereafter acquired, by Holdings on the terms described therein;
     WHEREAS, institutional investors have invested $50,000,000 in Holdings (the “Financing”) in exchange for membership interests in Holdings and for warrants to purchase up to a total of 2 million shares of Alexza Common Stock, which were initially issued to Holdings, and Holdings contributed the proceeds of the Financing to Symphony Allegro;
     WHEREAS, the parties to the Original Agreement desire to amend and restate the Original Agreement and accept the rights and covenants hereof in lieu of their rights and covenants under the Original Agreement;
     WHEREAS, contemporaneously with the execution of this Agreement, Alexza has exercised the Purchase Option (as defined below) by delivering the Purchase Option Exercise Notice (as defined below) to Holdings and Symphony Allegro;
     WHEREAS, on the Purchase Option Closing Date, Alexza will issue to Holdings, subject to the satisfaction of certain conditions (including, without limitation, the Stockholder Approval (as defined below) and cancellation of the warrants previously issued by Alexza to Holdings and its Affiliates), the Alexza Closing Shares (as defined below) and warrants (the “Alexza Closing Warrants”) to purchase up to 5 million shares of Alexza Common Stock, to be initially issued to Holdings (the “Alexza Closing Warrant Shares”); and
     WHEREAS, Symphony Allegro and Holdings have determined that it is in each of its best interest to perform and comply with certain agreements and covenants relating to each of its ongoing operations contained in this Agreement.
     NOW, THEREFORE, in consideration of the foregoing and for other good and

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (the “Parties”) agree as follows:
          Section 1. Grant of Purchase Option.
               (a) Holdings hereby grants to Alexza an exclusive option (the “Purchase Option”) to purchase all, but not less than all, of the outstanding Symphony Allegro Equity Securities owned or hereafter acquired by Holdings, in accordance with the terms of this Agreement.
               (b) Symphony Allegro hereby covenants and agrees that all Symphony Allegro Equity Securities issued by Symphony Allegro at any time prior to the expiration of the Term (including to Holdings on, prior to, or after the date hereof or to any other Person at any time whatsoever, in all cases prior to the expiration of the Term) shall be subject to a purchase option on the same terms as the Purchase Option (except as provided by the immediately following sentence) and all of the other terms and conditions of this Agreement without any additional action on the part of Alexza or Holdings. Further, to the extent Symphony Allegro shall issue any Symphony Allegro Equity Securities (including any issuance in respect of a transfer of Symphony Allegro Equity Securities by any holder thereof, including Holdings) after the date hereof to any Person (including Holdings) (any issuance of such Symphony Allegro Equity Securities being subject to the prior written consent of Alexza as set forth in Sections 5(c) and 7(b) hereof, as applicable), Symphony Allegro hereby covenants and agrees that it shall cause such Symphony Allegro Equity Securities to be subject to the Purchase Option without the payment of, or any obligation to pay, any additional consideration in respect of such Symphony Allegro Equity Securities by Alexza, Symphony Allegro or any Symphony Allegro Subsidiary to the Person(s) acquiring such subsequently issued Symphony Allegro Equity Securities, the Parties acknowledging and agreeing that the sole consideration payable by Alexza pursuant to this Agreement for all of the outstanding Symphony Allegro Equity Securities now or hereinafter owned by any Person shall be the Purchase Price (as defined in Section 2(b) hereof).
               (c) Alexza’s right to exercise the Purchase Option granted hereby is subject to the following conditions:
                    (i) The Purchase Option may only be exercised for the purchase of all, and not less than all, of the Symphony Allegro Equity Securities;
                    (ii) The Purchase Option may only be exercised a single time; and
                    (iii) The Purchase Option may be exercised only during the period (the “Purchase Option Period”) commencing on and including December 1, 2007 (the “Purchase Option Commencement Date”) and ending on and including December 1, 2010 (the “Final Termination Date”).

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

          Section 2. Exercise of Purchase Option.
               (a) Exercise Notice. Alexza may exercise the Purchase Option only by delivery of a notice in the form attached hereto as Exhibit 1 (the “Purchase Option Exercise Notice”) during the Purchase Option Period. The Purchase Option Exercise Notice shall be delivered on a Business Day to Holdings and Symphony Allegro and shall be irrevocable once delivered. The date on which the Purchase Option Exercise Notice is first delivered to Holdings and Symphony Allegro is referred to as the “Purchase Option Exercise Date.” The Purchase Option Exercise Notice shall contain an estimated date for the settlement of the Purchase Option (the “Purchase Option Closing”), which date shall be estimated in accordance with this Section 2(a). Such notice and election shall be irrevocable once delivered. All cash and cash equivalents on Symphony Allegro’s balance sheet on the date of the Purchase Option Closing (the “Purchase Option Closing Date”) are to remain with Symphony Allegro. The Purchase Option Closing Date shall be the date that is the later of:
                    (i) [ * ] following the date that Alexza receives the necessary Government Approvals related to its HSR Filings (if any) related to the exercise of the Purchase Option; provided, however, that Alexza and Holdings shall make all necessary HSR Filings within [ * ] following the Purchase Option Exercise Date and shall promptly and diligently pursue the related regulatory process; and
                    (ii) [ * ] following the date that Alexza receives the necessary stockholder approvals for purposes of NASDAQ Marketplace Rule 5635 in connection with the issuance of the Alexza Closing Shares (as defined below) and the Alexza Closing Warrant Shares (the “Stockholder Approval”).
               (b) Purchase Price.
                    (i) As consideration for the sale to Alexza by Holdings of its Symphony Allegro Equity Securities (and for the Symphony Allegro Equity Securities of any other Person), on the Purchase Option Closing Date, Alexza shall issue to Holdings an aggregate of (A) ten million (10,000,000) shares of Alexza Common Stock (the “Alexza Closing Shares”) and (B) the Alexza Closing Warrants. If, after the date hereof and prior to the Purchase Option Closing, the number of outstanding shares of Alexza Common Stock has been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, stock dividend, stock split, reverse stock split or other similar change in capitalization, an appropriate and proportionate adjustment shall be made to the number of Alexza Closing Shares to be issued on the Purchase Option Closing.
                    (ii) As further consideration for the sale to Alexza by Holdings of its Symphony Allegro Equity Securities (and for the Symphony Allegro Equity Securities of any other Person), if Alexza enters into any agreement or arrangement with any third party with respect to the development and/or

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

commercialization of an AZ-004 Product or an AZ-002 Product (a “Symphony Allegro Product Agreement”), Alexza shall be obligated to make the following payments to Holdings within [ * ] of Alexza’s receipt of any Tier 1 Payment, Tier 2 Payment or Tier 3 Payment (each as defined below):
                    (A) with respect to any upfront, milestone, royalty, profit sharing, or similar payment received by Alexza under such Symphony Allegro Product Agreement that, when combined with any other such payments previously received by Alexza under any Symphony Allegro Product Agreement, is in excess of $[ * ] in the aggregate but less than or equal to $[ * ] in the aggregate (a “Tier 1 Payment”), an amount equal to [ * ]% of such Tier 1 Payment;
                    (B) with respect to any upfront, milestone, royalty, profit sharing, or similar payment received by Alexza under such Symphony Allegro Product Agreement that, when combined with any other such payments previously received by Alexza under any Symphony Allegro Product Agreement, is in excess of $[ * ] in the aggregate but less than or equal to $[ * ] in the aggregate (a “Tier 2 Payment”), an amount equal to [ * ]% of such Tier 2 Payment; and
                    (C) with respect to any upfront, milestone, royalty, profit sharing, or similar payment received by Alexza under such Symphony Allegro Product Agreement that, when combined with any other such payments previously received by Alexza under any Symphony Allegro Product Agreement, is in excess of $[ * ] in the aggregate (a “Tier 3 Payment”), an amount equal to [ * ]% of such Tier 3 Payment.
For the avoidance of doubt, payments from a third party to Alexza for reimbursement of employee costs, out-of-pocket expenses, costs of clinical trial materials, toxicology studies and clinical trials shall not be considered a Tier 1 Payment, Tier 2 Payment or Tier 3 Payment for purposes of this Agreement.
                    (iii) The Alexza Closing Shares, the Alexza Closing Warrants and the payments to be made to Holdings set forth in Section 2(b)(ii) shall constitute the “Purchase Price”.
               (c) [Reserved.]
               (d) Surrender of Symphony Allegro Equity Securities; Symphony Allegro Board. Subject to the terms and conditions of this Agreement, on the Purchase Option Closing Date, Holdings shall surrender to Alexza its certificates representing its Symphony Allegro Equity Securities, and shall convey good title to such Symphony Allegro Equity Securities, free from any Encumbrances and from any and all restrictions that any sale, assignment or other transfer of such Symphony Allegro Equity Securities be consented to or approved by any Person. On or prior to the Purchase

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Option Closing Date, Holdings shall remove all directors serving on the Symphony Allegro Board, other than the Alexza Director (as defined in Section 4(b)(iv) hereof), as of the Purchase Option Closing Date. Furthermore, Holdings shall use commercially reasonable efforts to deliver to Alexza, promptly after the Purchase Option Closing Date, any certificates representing Symphony Allegro Equity Securities which were not surrendered to Alexza on the Purchase Option Closing Date.
               (e) Corporate Governance Letter Agreement. Subject to the terms and conditions of this Agreement, on the Purchase Option Closing Date, Holdings and Alexza shall enter into a letter agreement substantially in the form attached hereto as Exhibit 3 (the “Corporate Governance Letter Agreement”).
               (f) Government Approvals. On or prior to the Purchase Option Closing Date, each of Alexza, Symphony Allegro and Holdings shall have taken all necessary action to cause all Governmental Approvals with respect to such Party (including, without limitation, the preparing and filing of any pre-merger notification and report forms required under the HSR Filings required to be in effect in connection with the transactions contemplated by this Agreement to be in effect; provided, however, that with respect to Government Approvals required by a Governmental Authority other than the United States federal government and its various branches and agencies, the Parties’ obligations under this Section 2(f) shall be limited to causing to be in effect only those Government Approvals, the failure of which to be in effect would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on any of the Parties. Each of Symphony Allegro and Alexza shall pay its own costs associated with taking such action. Symphony Allegro shall pay any costs of Holdings associated with obtaining Government Approvals required in connection with the exercise of the Purchase Option. All other costs and expenses of Holdings shall be paid by Holdings pursuant to Section 8 hereof, including any costs arising from any error in Holdings’ initial valuation of its investment in Symphony Allegro.
               (g) Transfer of Title. Transfer of title to Alexza of all of the Symphony Allegro Equity Securities shall be deemed to occur automatically on the Purchase Option Closing Date, subject to the issuance by Alexza on such date of the portion of the Purchase Price comprised of the Alexza Closing Shares and the Alexza Closing Warrants and its performance of its other obligations herein required to be performed under Sections 2(e) and (f), and under the Registration Rights Agreement, as applicable, on or prior to the Purchase Option Closing Date to the reasonable satisfaction of Holdings, and thereafter Symphony Allegro shall treat Alexza as the sole holder of all Symphony Allegro Equity Securities, notwithstanding the failure of Holdings to tender certificates representing such shares to Alexza in accordance with Section 2(d) hereof. After the Purchase Option Closing Date, Holdings shall have no rights in connection with such Symphony Allegro Equity Securities other than the right to receive the Purchase Price; provided, however, that nothing in this Section 2(g) shall affect the survivability of any indemnification provision in this Agreement upon termination of this Agreement.

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

               (h) Consents and Authorizations. On or prior to the Purchase Option Closing Date, Alexza shall have obtained all consents and authorizations necessary from stockholders and/or its board of directors for the consummation of the exercise and closing of the Purchase Option, as may be required under the organizational documents of Alexza, any prior stockholders or board resolution, any stock exchange or similar rules or any applicable law (including, without limitation, the Stockholder Approval); provided, however, that with respect to consents or authorizations required by a Governmental Authority other than the United States federal government and its various branches and agencies, the Parties’ obligations under this Section 2(h) shall be limited to obtaining only those consents and authorizations, the failure of which to be obtained would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on any of the Parties.
          Section 3. Alexza Representations, Warranties and Covenants.
               (a) As of the date hereof, Alexza hereby represents and warrants, and, except to the extent that any of the following representations and warranties are limited to the date of this Agreement or otherwise limited, on the Purchase Option Closing Date, shall be deemed to have represented and warranted, to Holdings and Symphony Allegro that:
                    (i) Organization. Alexza is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.
                    (ii) Authority and Validity. Alexza has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Alexza of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action required on the part of Alexza, and, other than the Stockholder Approval, no other proceedings on the part of Alexza are necessary to authorize this Agreement or for Alexza to perform its obligations under this Agreement. This Agreement constitutes the lawful, valid and legally binding obligation of Alexza, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.
                    (iii) No Violation or Conflict. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not (A) violate, conflict with or result in the breach of any provision of the Organizational Documents of Alexza, (B) conflict with or violate any law or Governmental Order applicable to Alexza or any of its assets, properties or businesses, or (C) conflict with, result in any breach of, constitute a default (or event that with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Alexza, pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Alexza is a party except, in the case of clauses (B) and (C), to the extent that such conflicts, breaches, defaults or other matters would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Alexza.
                    (iv) Governmental Consents and Approvals. Other than any HSR Filings which, if such HSR Filings are required pursuant to Section 2(a) hereof, will be obtained on or prior to the Purchase Option Closing Date, the execution, delivery and performance of this Agreement by Alexza do not, and the consummation of the transactions contemplated hereby do not and will not, require any Governmental Approval which has not already been obtained, effected or provided, except with respect to which the failure to so obtain, effect or provide would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Alexza.
                    (v) Litigation. As of (A) the date of this Agreement, except as disclosed in any Alexza Public Filings available as of the date hereof, and (B) the Purchase Option Closing Date, there are no actions by or against Alexza pending before any Governmental Authority or, to the knowledge of Alexza, threatened to be brought by or before any Governmental Authority, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Alexza. There are no pending or, to the knowledge of Alexza, threatened actions, to which Alexza is a party (or is threatened to be named as a party) to set aside, restrain, enjoin or prevent the execution, delivery or performance of this Agreement or the Operative Documents or the consummation of the transactions contemplated hereby or thereby by any party hereto or thereto. Alexza is not subject to any Governmental Order (nor, to the knowledge of Alexza, is there any such Governmental Order threatened to be imposed by any Governmental Authority) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Alexza.
               (b) Alexza hereby covenants and agrees with Holdings as follows:
                    (i) Immediately prior to the Purchase Option Closing, Alexza shall have sufficient authorized but unissued, freely transferable and nonassessable Alexza Common Stock available to satisfy the Alexza Closing Shares and Alexza Closing Warrant Shares. Alexza shall deliver to Holdings on or before the Purchase Option Closing Date, a legal opinion from Cooley Godward Kronish LLP, counsel to Alexza, or such other counsel as Alexza and Holdings shall mutually agree, which opinion shall be substantially in the form attached hereto as Exhibit 2.
                    (ii) Alexza, on the Purchase Option Closing Date, shall convey good and marketable title to the Alexza Closing Shares, free from any

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Encumbrances and any and all other restrictions that any issuance, sale, assignment or other transfer of such Alexza Closing Shares be consented to or approved by any Person.
                    (iii) Upon the termination of this Agreement pursuant to Section 9 hereof, or as soon thereafter as is practical, Alexza shall (A) in accordance with and pursuant to Sections 2.7 and 2.8 of the Novated and Restated Technology License Agreement, deliver to Symphony Allegro all Regulatory Files and Tangible Materials, and (B) in accordance with and pursuant to Section 2.11 of the Novated and Restated Technology License Agreement, provide and supply, or cause to be provided and supplied, finished dosage form of Products.
                    (iv) Alexza shall maintain the separate corporate existence of Symphony Allegro for a minimum of one (1) year following the Purchase Option Closing Date, unless such maintenance would have a Material Adverse Effect on Alexza or any of its Affiliates.
                    (v) Alexza agrees to use its commercially reasonable efforts to obtain the Stockholder Approval. In connection with the foregoing, Alexza shall call and hold a meeting of its stockholders to seek Stockholder Approval prior to October 1, 2009, and file with the SEC a proxy statement and shall use its commercially reasonable efforts to solicit proxies in favor of the Stockholder Approval, and shall use its commercially reasonable efforts to respond to any comments of the SEC or its staff and to cause a definitive proxy statement related to such stockholders’ meeting to be mailed to Alexza’s stockholders. The Alexza Board shall unanimously recommend Stockholder Approval and such unanimous recommendation shall be included in each proxy statement filed with the SEC and disseminated to the Alexza stockholders in connection with such stockholder meeting (such recommendations, the “Alexza Board Recommendation”). Alexza shall notify Holdings promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to such proxy statement or for additional information and will supply Holdings with copies of all correspondence between Alexza or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to such proxy statement. If at any time prior to such stockholders’ meeting there shall occur any event that is required to be set forth in an amendment or supplement to the proxy statement, Alexza shall as promptly as practicable prepare and mail to its stockholders such an amendment or supplement. Each of Holdings and Alexza agrees promptly to correct any information provided by it or on its behalf for use in the proxy statement if and to the extent that such information shall have become false or misleading in any material respect, and Alexza shall as promptly as practicable prepare and mail to its stockholders an amendment or supplement to correct such information to the extent required by applicable laws and regulations. Alexza shall provide Holdings with drafts of each such proxy statement, or amendment or supplement thereto, and consult with Holdings regarding the same, in each case, prior to filing or mailing the same. Without limiting the generality of the foregoing, Alexza’s obligations pursuant to the first two sentences of this Section 3(b)(v) shall not be affected by the withdrawal or modification by the Alexza Board or any committee thereof of the Alexza

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Board Recommendation. In the event that Stockholder Approval is not obtained at the first meeting of stockholders at which Stockholder Approval is sought, at the written request of Holdings, the Company shall call and convene a subsequent meeting of stockholders for the purpose of obtaining Stockholder Approval (and the Alexza Board will unanimously recommend Stockholder Approval), which meeting may not be unreasonably delayed by Alexza, and all covenants between the parties set forth in this Section 3(b)(v) shall apply equally with respect to any subsequent meeting of stockholders. Unless otherwise required by applicable law, Alexza shall not call or convene a meeting of its stockholders prior to the meeting of stockholders at which Stockholder Approval is sought.
                    (vi) Prior to the Purchase Option Closing Date, the Alexza Board shall have adopted resolutions, reasonably satisfactory to Holdings, approving the issuance of the Alexza Closing Shares, the Alexza Closing Warrants and the Alexza Closing Warrant Shares to Holdings for purposes of Section 203(a)(1) of the Delaware General Corporation Law (the “DGCL”), such that the restrictions on “business combinations” set forth in Section 203 of the DGCL shall not apply to Alexza and Holdings as a result of such issuances.
          Section 4. Holdings Representations, Warranties and Covenants.
               (a) As of the date hereof, Holdings hereby represents and warrants, and, except to the extent that any of the following representations and warranties are limited to the date of this Agreement or otherwise limited, on the Purchase Option Closing Date, shall be deemed to have represented and warranted, to Alexza and Symphony Allegro that:
                    (i) Organization. Holdings is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware.
                    (ii) Authority and Validity. Holdings has all requisite limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Holdings of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action required on the part of Holdings, and no other proceedings on the part of Holdings are necessary to authorize this Agreement or for Holdings to perform its obligations under this Agreement. This Agreement constitutes the lawful, valid and legally binding obligation of Holdings, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                    (iii) No Violation or Conflict. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not (A) violate, conflict with or result in the breach of any provision of the Organizational Documents of Holdings, (B) as of the date of this Agreement, conflict with or violate any law or Governmental Order applicable to Holdings or any of its assets, properties or businesses, or (C) as of the date of this Agreement, conflict with, result in any breach of, constitute a default (or event that with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Holdings, pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Holdings is a party except, in the case of clauses (B) and (C), to the extent that such conflicts, breaches, defaults or other matters would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Holdings.
                    (iv) Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by Holdings do not, and the consummation of the transactions contemplated hereby do not and will not, require any Governmental Approval which has not already been obtained, effected or provided, except with respect to which the failure to so obtain, effect or provide would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Holdings.
                    (v) Litigation. As of the date of this Agreement, there are no actions by or against Holdings pending before any Governmental Authority or, to the knowledge of Holdings, threatened to be brought by or before any Governmental Authority, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Holdings. There are no pending or, to the knowledge of Holdings, threatened actions to which Holdings is a party (or is threatened to be named as a party) to set aside, restrain, enjoin or prevent the execution, delivery or performance of this Agreement or the Operative Documents or the consummation of the transactions contemplated hereby or thereby by any party hereto or thereto. As of the date of this Agreement, Holdings is not subject to any Governmental Order (nor, to the knowledge of Holdings, is there any such Governmental Order threatened to be imposed by any Governmental Authority) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Holdings.
                    (vi) Stock Ownership. All of Symphony Allegro’s issued and outstanding Symphony Allegro Equity Securities are owned beneficially and of record by Holdings, free and clear of any and all encumbrances.
                    (vii) Interim Operations. Holdings was formed solely for the purpose of engaging in the transactions contemplated by the Operative Documents,

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

has engaged in no other business activities and has conducted its operations only as contemplated by the Operative Documents.
                    (viii) Accredited Investor.
                    (A) Holdings is and will remain at all relevant times an Accredited Investor.
                    (B) Holdings has relied completely on the advice of, or has consulted with or has had the opportunity to consult with, its own personal tax, investment, legal or other advisors and has not relied on Alexza or any of its Affiliates for advice related to any offer and sale of the Alexza Closing Shares connection with the Purchase Option. Holdings has reviewed the Investment Overview and is aware of the risks disclosed therein. Holdings acknowledges that it has had a reasonable opportunity to conduct its own due diligence with respect to the Products, the Programs, Symphony Allegro, Alexza and the transactions contemplated by the Operative Documents.
                    (C) Holdings has been advised and understands that the offer and sale of the Alexza Closing Shares has not been registered under the Securities Act. Holdings is able to bear the economic risk of such investment for an indefinite period and to afford a complete loss thereof.
                    (D) Holdings is acquiring the Alexza Closing Shares solely for Holdings’ own account for investment purposes as a principal and not with a view to the resale of all or any part thereof. Holdings agrees that the Alexza Closing Shares may not be resold (x) without registration thereof under the Securities Act (unless an exemption from such registration is available), or (y) in violation of any law. Holdings is not and will not be an underwriter within the meaning of Section 2(11) of the Securities Act with respect to the Alexza Closing Shares.
                    (E) No person or entity acting on behalf of, or under the authority of, Holdings is or will be entitled to any broker’s, finder’s, or similar fees or commission payable by Alexza or any of its Affiliates.
                    (F) Holdings acknowledges that all certificates evidencing the Alexza Closing Shares may bear the following legend:
     “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND THE SAME HAVE BEEN ISSUED IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT AS

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PERMITTED UNDER SUCH SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM”.
               (b) Holdings hereby covenants and agrees with Alexza as follows:
                    (i) [Reserved.]
                    (ii) Encumbrance. Holdings will not, and will not permit any of its Subsidiaries to, create, assume or suffer to exist any Encumbrance on any of its Symphony Allegro Equity Securities except with the prior written consent of Alexza.
                    (iii) Transfer and Amendment. Commencing upon the date hereof and ending upon the earlier to occur of (x) the Purchase Option Closing Date, (y) the unexercised expiration of the Purchase Option Period, and (z) the termination of this Agreement pursuant to Section 9(b)(i) or (ii) (such period, the “Term”), the manager of Holdings shall not (A) transfer, or permit the transfer of, any Membership Interest without the prior written consent of Alexza or (B) amend, or permit the amendment of, any provisions relating to the transfer of Membership Interests, as set forth in Section 7.02 of the Holdings LLC Agreement, to the extent such amendment would adversely affect Alexza’s right of consent set forth in Sections 7.02(b)(i) and 7.02(c) of the Holdings LLC Agreement.
                    (iv) Symphony Allegro Directors. During the Term, Holdings agrees to vote all of its Symphony Allegro Equity Securities (or to exercise its right with respect to such Symphony Allegro Equity Securities to consent to action in writing without a meeting) in favor of, as applicable, the election, removal and replacement of one director of the Symphony Allegro Board, and any successor thereto, designated by Alexza (the “Alexza Director”) as directed by Alexza. In furtherance and not in limitation of the foregoing, Holdings hereby grants to Alexza an irrevocable proxy, with respect to all Symphony Allegro Equity Securities now owned or hereafter acquired by Holdings, to vote such Symphony Allegro Equity Securities or to exercise the right to consent to action in writing without a meeting with respect to such Symphony Allegro Equity Securities, such irrevocable proxy to be exercised solely for the limited purpose of electing, removing and replacing the Alexza Director in the event of the failure or refusal of Holdings to elect, remove or replace such Alexza Director, as directed by Alexza. Additionally, Holdings agrees, during the Term, to elect two (2) independent directors (of the four (4) directors of Symphony Allegro not chosen by Holdings at the direction of Alexza), and any successors thereto, as shall be selected by mutual agreement of Alexza and Holdings.
                    (v) Symphony Allegro Board. During the Term, Holdings shall not vote any of its Symphony Allegro Equity Securities (or exercise its rights with respect to such Symphony Allegro Equity Securities by written consent

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

without a meeting) to increase the size of the Symphony Allegro Board to more than five (5) members without the prior written consent of Alexza.
                    (vi) Symphony Allegro Charter. During the Term, Holdings shall not approve or permit any amendment to Article IV, Paragraphs (1) and (3); Article VI; Article VII; Article X; Article XI or Article XIII of the Symphony Allegro Charter without the prior written consent of Alexza.
          Section 5. Symphony Allegro Representations, Warranties and Covenants.
               (a) As of the date hereof, Symphony Allegro hereby represents and warrants, and, except to the extent that any of the following representations and warranties are limited to the date of this Agreement or otherwise limited, on the Purchase Option Closing Date, shall be deemed to have represented and warranted, to Alexza and Holdings that:
                    (i) Organization. Symphony Allegro is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.
                    (ii) Authority and Validity. Symphony Allegro has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Symphony Allegro of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action required on the part of Symphony Allegro, and no other proceedings on the part of Symphony Allegro are necessary to authorize this Agreement or for Symphony Allegro to perform its obligations under this Agreement. This Agreement constitutes the lawful, valid and legally binding obligation of Symphony Allegro, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.
                    (iii) No Violation or Conflict. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not (A) violate, conflict with or result in the breach of any provision of the Organizational Documents of Symphony Allegro, (B) conflict with or violate any law or Governmental Order applicable to Symphony Allegro or any of its assets, properties or businesses, or (C) conflict with, result in any breach of, constitute a default (or event that with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Symphony Allegro, pursuant to, any note, bond,

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Symphony Allegro is a party except, in the case of clauses (B) and (C), to the extent that such conflicts, breaches, defaults or other matters would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Symphony Allegro.
                    (iv) Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by Symphony Allegro do not, and the consummation of the transactions contemplated hereby do not and will not, require any Governmental Approval which has not already been obtained, effected or provided, except with respect to which the failure to so obtain, effect or provide would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Symphony Allegro.
                    (v) Litigation. There are no actions by or against Symphony Allegro pending before any Governmental Authority or, to the knowledge of Symphony Allegro, threatened to be brought by or before any Governmental Authority that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Symphony Allegro. There are no pending or, to the knowledge of Symphony Allegro, threatened actions to which Symphony Allegro is a party (or is threatened to be named as a party) to set aside, restrain, enjoin or prevent the execution, delivery or performance of this Agreement or the Operative Documents or the consummation of the transactions contemplated hereby or thereby by any party hereto or thereto. Symphony Allegro is not subject to any Governmental Order (nor, to the knowledge of Symphony Allegro, is there any such Governmental Order threatened to be imposed by any Governmental Authority) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Symphony Allegro.
                    (vi) Capitalization. Holdings is the beneficial and record owner of all issued and outstanding Symphony Allegro Equity Securities. No shares of Symphony Allegro capital stock are held in treasury by Symphony Allegro or any Symphony Allegro Subsidiary. All of the issued and outstanding Symphony Allegro Equity Securities (A) have been duly authorized and validly issued and are fully paid and nonassessable, (B) were issued in compliance with all applicable state and federal securities laws, and (C) were not issued in violation of any preemptive rights or rights of first refusal. No preemptive rights or rights of first refusal exist with respect to any Symphony Allegro Equity Securities and no such rights will arise by virtue of or in connection with the transactions contemplated hereby (other than for the Purchase Option). Other than the Purchase Option, there are no outstanding options, warrants, call rights, commitments or agreements of any character to acquire any Symphony Allegro Equity Securities. There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to Symphony Allegro. Symphony Allegro is not obligated to redeem or otherwise acquire any of its outstanding Symphony Allegro Equity Securities.

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                    (vii) Interim Operations. Symphony Allegro was formed solely for the purpose of engaging in the transactions contemplated by the Operative Documents, has engaged in no other business activities and has conducted its operations only as contemplated by the Operative Documents.
                    (viii) Investment Company. Symphony Allegro is not, and after giving effect to the transactions contemplated by the Operative Documents will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
               (b) Symphony Allegro covenants and agrees that:
                    (i) Symphony Allegro will comply with all laws, ordinances or governmental rules or regulations to which it is subject and will obtain and maintain in effect all licenses, certificates, permits, franchises and other Governmental Approvals necessary to the ownership of its properties or to the conduct of its business, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other Governmental Approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Symphony Allegro.
                    (ii) Symphony Allegro will file (or cause to be filed) all material tax returns required to be filed by it and pay all taxes shown to be due and payable on such returns and all other taxes imposed on it or its assets to the extent such taxes have become due and payable and before they have become delinquent and shall pay all claims for which sums have become due and payable that have or might become attached to the assets of Symphony Allegro; provided, that Symphony Allegro need not file any such tax returns or pay any such tax or claims if (A) the amount, applicability or validity thereof is contested by Symphony Allegro on a timely basis in good faith and in appropriate proceedings, and Symphony Allegro has established adequate reserves therefor in accordance with GAAP on the books of Symphony Allegro or (B) the failure to file such tax returns or the nonpayment of such taxes and assessments, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Symphony Allegro.
                    (iii) Symphony Allegro will at all times preserve and keep in full force and effect its corporate existence.
                    (iv) Symphony Allegro will keep complete, proper and separate books of record and account, including a record of all costs and expenses incurred, all charges made, all credits made and received, and all income derived in connection with the operation of the business of Symphony Allegro, all in accordance with GAAP (which GAAP shall be conformed to those used by Alexza to the extent practicable), in each case to the extent necessary to enable Symphony Allegro to comply

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

with the periodic reporting requirements of this Agreement, and will promptly notify Alexza if it adopts or changes any accounting principle pursuant to a change in GAAP or applicable Law.
                    (v) Symphony Allegro will perform and observe in all material respects all of the terms and provisions of each Operative Document to be performed or observed by it, maintain each such Operative Document to which it is a party, promptly enforce in all material respects each such Operative Document in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by Holdings or Alexza and make to each other party to each such Operative Document such demands and requests for information and reports or for action as Symphony Allegro is entitled to make under such Operative Document.
                    (vi) Symphony Allegro shall permit the representatives of Holdings (including Holdings’ members and their respective representatives), each Symphony Fund and Alexza, at each of their own expense and upon reasonable prior notice to Symphony Allegro, to visit the principal executive office of Symphony Allegro, to discuss the affairs, finances and accounts of Symphony Allegro with Symphony Allegro’s officers and (with the consent of Symphony Allegro, which consent will not be unreasonably withheld) its Auditors, all at such reasonable times and as often as may be reasonably requested in writing.
                    (vii) Symphony Allegro shall permit each Symphony Fund, at its own expense and upon reasonable prior notice to Symphony Allegro, to inspect and copy Symphony Allegro’s books and records and inspect Symphony Allegro’s properties at reasonable times.
                    (viii) Symphony Allegro shall allow Alexza or its designated representatives to have reasonable visitation and inspection rights with regard to the Programs and materials, documents and other information relating thereto.
                    (ix) Symphony Allegro shall permit each Symphony Fund to consult with and advise the management of Symphony Allegro on matters relating to the research and development of the Programs in order to develop the Product in accordance with the terms or provisions of the Amended and Restated Research and Development Agreement.
                    (x) On the Purchase Option Closing Date, or as soon thereafter as is practical, Symphony Allegro shall deliver to Alexza all materials, documents, files and other information relating to the Programs (or, where necessary, copies thereof).
                    (xi) During the Term, Alexza shall have the right to consent to any increase in the size of the Symphony Allegro Board to more than five (5) directors.

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                    (xii) During the Term, Alexza shall have the right to designate, remove and replace one (1) director of the Symphony Allegro Board, including any successor thereto, as contemplated by Section 4(b)(iv).
                    (xiii) Symphony Allegro shall indemnify the directors and officers of Symphony Allegro against liability incurred by reason of the fact that such Person is or was a director or officer of Symphony Allegro, as permitted by Article VII of the Symphony Allegro Charter and Section 9.01 of the Symphony Allegro By-laws, as set forth in, and on the terms of, the Indemnification Agreement and the RRD Services Agreement, respectively.
                    (xiv) During the Term, Symphony Allegro shall comply with, and cause any Persons acting for it to comply with, the terms of the Investment Policy with respect to the investment of any funds held by it.
                    (xv) On or prior to the Purchase Option Closing Date, Symphony Allegro shall pay for a non-cancelable run-off insurance policy, for a period of six (6) years after the Purchase Option Closing Date to provide insurance coverage for events, acts or omissions occurring on or prior to the Purchase Option Closing Date for all persons who were directors or officers of Symphony Allegro on or prior to the Purchase Option Closing Date.
               (c) Symphony Allegro covenants and agrees that, until the expiration of the Term, it shall not, and shall cause its Subsidiaries (if any) not to, without Alexza’s prior written consent (such consent, in the case of clause (x) below, not to be unreasonably withheld):
                    (i) issue any Symphony Allegro Equity Securities or any Equity Securities of any Subsidiary thereof (other than any issuances of Equity Securities by Symphony Allegro made in accordance with Section 1(b) hereof to Holdings so long as Symphony Allegro is a wholly owned subsidiary of Holdings, or by a Subsidiary of Symphony Allegro to Symphony Allegro or to another wholly owned Subsidiary of Symphony Allegro); provided, however, that in any event any such Symphony Allegro Equity Securities shall be issued subject to the Purchase Option;
                    (ii) redeem, repurchase or otherwise acquire, directly or indirectly, any Symphony Allegro Equity Securities or the Equity Securities of any Subsidiary of Symphony Allegro;
                    (iii) create, incur, assume or permit to exist (A) any Encumbrance over or on any of its assets, other than (x) statutory liens or (y) liens created in the ordinary course of Symphony Allegro’s business securing obligations valued at less than $[ * ] in the aggregate principal amount at any one time outstanding (unless the Development Committee shall authorize the existence of ordinary course liens securing obligations valued at greater than $[ * ]), or (B) Debt other than any Debt incurred pursuant to the Operative Documents and the Development Budget (including

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

payables incurred in the ordinary course of business) (“Excepted Debt”); provided, however, that the aggregate outstanding principal amount of all Excepted Debt for borrowed money (including the amount of Debt secured by any Encumbrances permitted pursuant to clause (A)) shall not exceed $[ * ] at any time;
                    (iv) declare or pay dividends or other distributions on any Symphony Allegro Equity Securities other than any dividend declared from the proceeds of (x) the exercise of a Discontinuation Option, or (y) a sale or license of a discontinued Program to a third party, in each case in respect of which Symphony Allegro shall be entitled to pay (subject to the existence of lawfully available funds) a dividend equal to the net amount (such net amount calculated as the gross proceeds received less amounts required to be paid in respect of any and all corporate taxes owed by Symphony Allegro as a result of the receipt of such gross amounts) of such Discontinuation Price or the amounts received from such third party, as the case may be;
                    (v) enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself, or convey, transfer, license, lease or otherwise dispose of all, or a material portion of, its properties, assets or business;
                    (vi) other than in respect of the Programs, engage in the development of products for any other company or engage or participate in the development of products or engage in any other material line of business;
                    (vii) other than entering into, and performing its obligations under, the Operative Documents and participating in the Programs, engage in any action that negates or is inconsistent with any rights of Alexza set forth herein;
                    (viii) (A) other than as contemplated by the RRD Services Agreement and Section 6.2 of the Amended and Restated Research and Development Agreement, hire, retain or contract for the services of, any employees until the termination of such agreements, or (B) appoint, dismiss or change any RRD Investment Personnel;
                    (ix) incur any financial commitments in respect of the development of the Programs other than those set forth in the Development Plan and the Development Budget, or those approved by the Development Committee and, if so required by the terms of Paragraph 11 of the Development Committee Charter, the Symphony Allegro Board in accordance with the Operative Documents;
                    (x) other than any transaction contemplated by the Operative Documents, enter into or engage in any Conflict Transactions without the prior approval of a majority of the Disinterested Directors of the Symphony Allegro Board; or
                    (xi) waive, alter, modify, amend or supplement in any manner whatsoever any material terms and conditions of the RRD Services Agreement, the Subscription Agreement, the Research Cost Sharing and Extension Agreement, or

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Articles 4 and 6 of the Amended and Restated Research and Development Agreement, except in compliance with the terms of the Operative Documents.
               (d) Symphony Allegro covenants and agrees to deliver, cause to be delivered, and provide access thereto, to each other Party, each Symphony Fund, and such Auditors as Alexza may designate, so long as such Auditors shall (x) be subject to confidentiality requirements at least as stringent as the Confidentiality Agreement or (y) be an Alexza Accounting Advisor retained pursuant to an agreement which incorporates confidentiality provisions substantially the same as the ones incorporated in the agreements in effect between Alexza and such Accounting Advisors as of the date hereof:
                    (i) upon request, copies of the then current Development Plan for each quarter, on or before March 31, June 30, September 30, and December 31 of each year;
                    (ii) upon request, copies of the then current Development Budget for each quarter, including a report setting forth in reasonable detail the projected expenditures by Symphony Allegro pursuant to the Development Budget, on or before March 31, June 30, September 30, and December 31 of each year;
                    (iii) prior to the close of each fiscal year, Symphony Allegro shall cause the Manager to seek to obtain from the Symphony Allegro Auditors schedules of certain financial information to be provided to Alexza’s Auditors in connection with the Symphony Allegro Auditors’ audit of Symphony Allegro. Within [ * ] after the close of each fiscal year, Symphony Allegro (or the Manager acting on its behalf) will provide Alexza’s Auditors with the Client Schedules. If the Symphony Allegro Auditors deliver the Client Schedules after the end of the fiscal year, Symphony Allegro (or the Manager acting on its behalf) will provide the completed Client Schedules to Alexza’s Auditors within [ * ] of such receipt. Following Alexza’s Auditors’ review of the Client Schedules, Symphony Allegro, or RRD on behalf of Symphony Allegro, will promptly provide Alexza’s Auditors with any reasonably requested back-up information related to the Client Schedules.
                    (iv) prior to the close of each fiscal year, Alexza’s Chief Financial Officer, the Symphony Allegro Auditors, Alexza’s Auditors and Symphony Allegro (or the Manager acting on its behalf) shall agree to a completion schedule that will include (A) the provision by Symphony Allegro to Alexza of the financial information reasonably necessary for Alexza to consolidate the financial results of Symphony Allegro and (B) the following financial statements, including the related notes thereto, audited and certified by the Symphony Allegro Auditors: (1) a balance sheet of Symphony Allegro as of the close of such fiscal year, (2) a statement of net income for such fiscal year, and (3) a statement of cash flows for such fiscal year. Such audited annual financial statements shall set forth in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Symphony Allegro (or the Manager acting on its behalf) shall, to the extent that Symphony Allegro (or the Manager acting on its behalf), using commercially reasonable means, can procure such an opinion, be accompanied by an opinion thereon of the Symphony Allegro Auditors to the effect that such financial statements present fairly, in all material respects, the financial position of Symphony Allegro and its results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;
                    (v) within [ * ] following each calendar month and upon receipt from Alexza of its monthly invoice to Symphony Allegro, current accrued monthly vendor expenses and prepaid expenses, Symphony Allegro (or the Manager acting on its behalf) will provide to Alexza: (A) the unaudited balance sheet of Symphony Allegro for the previous calendar month; (B) the unaudited statement of net income for such previous calendar month; (C)  the trial balance schedule for such previous calendar month; and (D) related account reconciliations for such previous calendar month (collectively, “Unaudited Financial Information”);
                    (vi) within [ * ] following its filing, a copy of each income tax return so filed by Symphony Allegro with any foreign, federal, state or local taxing authority (including all supporting schedules thereto);
                    (vii) any other documents, materials or other information pertaining to the Programs or Symphony Allegro as Alexza may reasonably request, including preliminary financial information;
                    (viii) promptly, and in any event within [ * ] of receipt thereof, copies of any notice to Symphony Allegro from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect on Symphony Allegro;
                    (ix) promptly upon receipt thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting Symphony Allegro;
                    (x) promptly upon receipt thereof, copies of any other notices, requests, reports, financial statements and other information and documents received by Symphony Allegro under or pursuant to any other Operative Document, including, without limitation, any notices of breach or termination of any subcontracts or licenses entered into or permitted pursuant to the Operative Documents; and
                    (xi) with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

properties of Symphony Allegro or relating to the ability of Symphony Allegro to perform its obligations hereunder and under the Operative Documents as from time to time may be reasonably requested by Alexza and/or Holdings;
provided, that neither Symphony Allegro, nor the Manager acting on behalf of Symphony Allegro, shall have any liability to Alexza for the failure to deliver financial documents or other materials hereunder, if such failure was caused by a failure of Alexza to provide, in a timely manner, data required to prepare such financial documents or other materials to Symphony Alexza in a timely manner.
               (e) Symphony Allegro will use commercially reasonable efforts, at its own expense (as set forth in the Management Budget), to cooperate with Alexza in meeting Alexza’s government compliance, disclosure, and financial reporting obligations, including without limitation under the Sarbanes-Oxley Act of 2002, as amended, and any rules and regulations promulgated thereunder, and under FASB Interpretation No. 46 (Revised). Without limiting the foregoing, Symphony Allegro further covenants, until the completion of all the reporting, accounting and other obligations set forth therein with respect to the fiscal year in which this Agreement shall terminate, expire and end, that (w) the principal executive officer and the principal financial officer of Symphony Allegro, or persons performing similar functions, shall provide certifications to Alexza corresponding to those required with respect to public companies for which a class of securities is registered under the Securities Exchange Act (“Public Companies”) under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended; (x) Symphony Allegro shall maintain a system of disclosure controls and internal controls (as defined under the Exchange Act) and conduct quarterly and annual evaluations of the effectiveness of such controls as required under the Exchange Act for Public Companies; (y) Symphony Allegro shall provide to Alexza an attestation report of its Auditors with respect to Symphony Allegro management’s assessment of Symphony Allegro’s internal controls as required under the Exchange Act for Public Companies; and (z) Symphony Allegro will maintain, or cause to have maintained, such sufficient evidentiary support for management’s assessment of the effectiveness of Symphony Allegro’s internal controls as required under the Exchange Act for Public Companies.

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

          Section 6. Notice of Material Event. Each Party covenants and agrees that, upon its acquiring Knowledge of any breach by it of any representation, warranty, covenant or any other term or condition of this Agreement or acquiring Knowledge of a material event or development that is, or is reasonably expected to be, adverse to the other Party with respect to any Program or the transactions contemplated hereby, such Party shall promptly notify the other Party in writing within three (3) Business Days of acquiring such Knowledge; provided, that the failure to provide such notice shall not impair or otherwise be deemed a waiver of any rights any Party may have arising from such breach, material event or development and that notice under this Section 6 shall not in itself constitute notice of any breach of any of the Operative Documents, unless explicitly stated in such notice.
          Section 7. Assignment; Transfers; Legend.
               (a) Assignment by Alexza and Symphony Allegro. Neither Alexza nor Symphony Allegro may assign, delegate, transfer, sell or otherwise dispose of (collectively, “Transfer”), in whole or in part, any or all of their rights or obligations hereunder to any Person (a “Transferee”) without the prior written approval of each of the other Parties; provided, however, that Alexza, without the prior approval of each of the other Parties, may make such Transfer to any Person which acquires all or substantially all of Alexza’s assets or business (or assets or business related to the Programs) or which is the surviving or resulting Person in a merger, consolidation or other reorganization with Alexza. In no event shall such assignment alter the definition of “Alexza Common Stock” except as a result of the surviving or resulting “parent” entity in a merger being other than Alexza, in which case any reference to Alexza Common Stock shall be deemed to instead reference the common stock, if any, of the surviving or resulting entity.
               (b) Assignment and Transfers by Holdings. Prior to the expiration of the Term, Holdings may not Transfer, in whole or in part, any or all of its Symphony Allegro Equity Securities or any or all of its rights or obligations hereunder to any Person (other than Alexza) without the prior written consent of Alexza. In addition, any Transfer of Symphony Allegro Equity Securities by Holdings or any other Person to any Person other than Alexza shall be conditioned upon, and no effect shall be given to any such Transfer unless such transferee shall agree in writing in form and substance satisfactory to Alexza to be bound by all of the terms and conditions hereunder, including the Purchase Option, as if such transferee were originally designated as “Holdings” hereunder.
               (c) Legend. Any certificates evidencing Symphony Allegro Equity Securities shall bear a legend in substantially the following form:
THE SECURITIES OF SYMPHONY ALLEGRO, INC., EVIDENCED HEREBY ARE SUBJECT TO AN OPTION, HELD BY ALEXZA, AS DESCRIBED IN AN

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AMENDED AND RESTATED PURCHASE OPTION AGREEMENT (THE “PURCHASE OPTION AGREEMENT”) DATED AS OF JUNE 15, 2009, BY AND AMONG ALEXZA PHARMACEUTICALS, INC., AND THE OTHER PARTIES THERETO, TO PURCHASE SUCH SECURITIES AT A PURCHASE PRICE DETERMINED PURSUANT TO SECTION 2 OF THE PURCHASE OPTION AGREEMENT, EXERCISABLE BY WRITTEN NOTICE AT ANY TIME DURING THE PERIOD SET FORTH THEREIN. COPIES OF THE PURCHASE OPTION AGREEMENT ARE AVAILABLE AT THE PRINCIPAL PLACE OF BUSINESS OF SYMPHONY ALLEGRO, INC. AT 7361 CALHOUN PLACE, SUITE 325, ROCKVILLE, MARYLAND 20855, AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST WITHOUT COST.
          Section 8. Costs and Expenses; Payments. Except as otherwise specified in Section 2(f) hereof, each Party shall pay its own costs and expenses incurred in connection with the negotiation and preparation of this Agreement and related documentation, the exercise of the Purchase Option and all actions reasonably required to complete the Purchase Option Closing; provided, however, that Alexza shall pay any filing fees incurred in connection with any HSR Filings made pursuant to the Purchase Option Closing.
          Section 9. Expiration; Termination of Agreement.
               (a) Termination.
                    (i) This Agreement shall terminate upon the mutual written consent of all of the Parties.
                    (ii) Each of Holdings and Symphony Allegro may terminate this Agreement in the event that Symphony Allegro terminates the Amended and Restated Research and Development Agreement in accordance with its terms.
                    (iii) If the Purchase Option Closing shall not have occurred by October 15, 2009, this Agreement shall terminate and become null and void ab initio and the Original Agreement shall simultaneously be reinstated in its entirety and supersede this Agreement in its entirety.

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

          Section 10. Survival; Indemnification.
               (a) Survival of Representations and Warranties; Expiration of Certain Covenants.
                    (i) The representations and warranties of the Parties contained in this Agreement shall survive for a period of one year from the making of such representations, except for representations and warranties contained in Sections 3(a)(i) and (ii), 4(a)(i) and (ii) and 5(a)(i) and (ii) hereof which shall survive indefinitely. The liability of the Parties related to their respective representations and warranties hereunder shall not be reduced by any investigation made at any time by or on behalf of Holdings, Symphony Allegro or Alexza, as applicable.
                    (ii) For the avoidance of doubt, the covenants and agreements set forth in Sections 4(b), 5(b)(i), 5(b)(v), 5(b)(vii)-(ix), 5(b)(xi)-(xiv), 5(c), 5(d)(i), 5(d)(ii) and 5(d)(viii)-(xi) shall, upon the expiration of the Term, expire and end without any further obligation by Symphony Allegro or Holdings thereunder.
                    (iii) For the avoidance of doubt, the covenants and agreements set forth in Sections 5(b)(ii)-(iv), 5(b)(vi), 5(b)(x), 5(d)(iii)-(vii) and 5(e) shall, upon the completion of all the reporting, accounting and other obligations set forth therein with respect to the fiscal year in which this Agreement shall terminate, expire and end without any further obligation by Symphony Allegro or Holdings thereunder.
               (b) Indemnification. To the greatest extent permitted by applicable law, Alexza shall indemnify and hold harmless Holdings and Symphony Allegro and Holdings shall indemnify and hold harmless Alexza, and each of their respective Affiliates, officers, directors, employees, agents, partners, members, successors, assigns, representatives of, and each Person, if any (including any officers, directors, employees, agents, partners, members of such Person) who controls Holdings, Symphony Allegro and Alexza, as applicable, within the meaning of the Securities Act or the Exchange Act, (each, an “Indemnified Party”), from and against any and all actions, causes of action, suits, claims, losses, costs, interest, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (hereinafter, a “Loss”), incurred by any Indemnified Party to the extent resulting from, arising out of, or relating to: (i) in the case of Alexza being the Indemnifying Party, (A) any breach of any representation or warranty made by Alexza herein or in Section 5.1 of the Novated and Restated Technology License Agreement, or (B) any breach of any covenant, agreement or obligation of Alexza contained herein, and (ii) in the case of Holdings being the Indemnifying Party, (A) any breach of any representation or warranty made by Holdings or Symphony Allegro herein, or (B) any breach of any covenant, agreement or obligation of Holdings or Symphony Allegro contained herein. To the extent that the foregoing undertaking by Alexza or Holdings may be unenforceable for any reason, such Party shall

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make the maximum contribution to the payment and satisfaction of any Loss that is permissible under applicable law.
               (c) Notice of Claims. Any Indemnified Party that proposes to assert a right to be indemnified under this Section 10 shall notify Alexza or Holdings, as applicable (the “Indemnifying Party”), promptly after receipt of notice of commencement of any action, suit or proceeding against such Indemnified Party (an “Indemnified Proceeding”) in respect of which a claim is to be made under this Section 10, or the incurrence or realization of any Loss in respect of which a claim is to be made under this Section 10, of the commencement of such Indemnified Proceeding or of such incurrence or realization, enclosing a copy of all relevant documents, including all papers served and claims made, but the omission to so notify the applicable Indemnifying Party promptly of any such Indemnified Proceeding or incurrence or realization shall not relieve (x) such Indemnifying Party from any liability that it may have to such Indemnified Party under this Section 10 or otherwise, except, as to such Indemnifying Party’s liability under this Section 10, to the extent, but only to the extent, that such Indemnifying Party shall have been prejudiced by such omission, or (y) any other indemnitor from liability that it may have to any Indemnified Party under the Operative Documents.
               (d) Defense of Proceedings. In case any Indemnified Proceeding shall be brought against any Indemnified Party, it shall notify the applicable Indemnifying Party of the commencement thereof as provided in Section 10(c), and such Indemnifying Party shall be entitled to participate in, and provided such Indemnified Proceeding involves a claim solely for money damages and does not seek an injunction or other equitable relief against the Indemnified Party and is not a criminal or regulatory action, to assume the defense of, such Indemnified Proceeding with counsel reasonably satisfactory to such Indemnified Party. After notice from such Indemnifying Party to such Indemnified Party of such Indemnifying Party’s election so to assume the defense thereof and the failure by such Indemnified Party to object to such counsel within ten (10) Business Days following its receipt of such notice, such Indemnifying Party shall not be liable to such Indemnified Party for legal or other expenses related to such Indemnified Proceedings incurred after such notice of election to assume such defense except as provided below and except for the reasonable costs of investigating, monitoring or cooperating in such defense subsequently incurred by such Indemnified Party reasonably necessary in connection with the defense thereof. Such Indemnified Party shall have the right to employ its counsel in any such Indemnified Proceeding, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless:
                    (i) the employment of counsel by such Indemnified Party at the expense of the applicable Indemnifying Party has been authorized in writing by such Indemnifying Party;
                    (ii) such Indemnified Party shall have reasonably concluded in its good faith (which conclusion shall be determinative unless a court

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determines that such conclusion was not reached reasonably and in good faith) that there is or may be a conflict of interest between the applicable Indemnifying Party and such Indemnified Party in the conduct of the defense of such Indemnified Proceeding or that there are or may be one or more different or additional defenses, claims, counterclaims, or causes of action available to such Indemnified Party (it being agreed that in any case referred to in this clause (ii) such Indemnifying Party shall not have the right to direct the defense of such Indemnified Proceeding on behalf of the Indemnified Party);
                    (iii) the applicable Indemnifying Party shall not have employed counsel reasonably acceptable to the Indemnified Party, to assume the defense of such Indemnified Proceeding within a reasonable time after notice of the commencement thereof; provided, however, that (A) this clause (iii) shall not be deemed to constitute a waiver of any conflict of interest that may arise with respect to any such counsel, and (B) an Indemnified Party may not invoke this clause (iii) if such Indemnified Party failed to timely object to such counsel pursuant to the first paragraph of this Section 10(d) above (it being agreed that in any case referred to in this clause (iii) such Indemnifying Party shall not have the right to direct the defense of such Indemnified Proceeding on behalf of the Indemnified Party); or
                    (iv) any counsel employed by the applicable Indemnifying Party shall fail to timely commence or reasonably conduct the defense of such Indemnified Proceeding and such failure has prejudiced (or is in immediate danger of prejudicing) the outcome of such Indemnified Proceeding (it being agreed that in any case referred to in this clause (iv) such Indemnifying Party shall not have the right to direct the defense of such Indemnified Proceeding on behalf of the Indemnified Party);
in each of which cases the fees and expenses of counsel for such Indemnified Party shall be at the expense of such Indemnifying Party. Only one counsel shall be retained by all Indemnified Parties with respect to any Indemnified Proceeding, unless counsel for any Indemnified Party reasonably concludes in good faith (which conclusion shall be determinative unless a court determines that such conclusion was not reached reasonably and in good faith) that there is or may be a conflict of interest between such Indemnified Party and one or more other Indemnified Parties in the conduct of the defense of such Indemnified Proceeding or that there are or may be one or more different or additional defenses, claims, counterclaims, or causes or action available to such Indemnified Party.
               (e) Settlement. Without the prior written consent of such Indemnified Party, such Indemnifying Party shall not settle or compromise, or consent to the entry of any judgment in, any pending or threatened Indemnified Proceeding, unless such settlement, compromise, consent or related judgment (i) includes an unconditional release of such Indemnified Party from all liability for Losses arising out of such claim, action, investigation, suit or other legal proceeding, (ii) provides for the payment of money damages as the sole relief for the claimant (whether at law or in equity), (iii) involves no admission of fact adverse to the Indemnified Party or finding or admission of any violation of law or the rights of any Person by the Indemnified Party,

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and (iv) is not in the nature of a criminal or regulatory action. No Indemnified Party shall settle or compromise, or consent to the entry of any judgment in, any pending or threatened Indemnified Proceeding (A) in respect of which any payment would result hereunder or under any other Operative Document, (B) which includes an injunction that will adversely affect any Indemnifying Party, (C) which involves an admission of fact adverse to the Indemnifying Party or a finding or admission of any violation of law or the rights of any Person by the Indemnifying Party, or (D) which is in the nature of a criminal or regulatory action, without the prior written consent of the Indemnifying Party, such consent not to be unreasonably conditioned, withheld or delayed.
          Section 11. No Petition. Each of Alexza and Holdings covenants and agrees that, prior to the date which is one year and one day after the expiration of the Purchase Option Period, it will not institute or join in the institution of any bankruptcy, insolvency, reorganization or similar proceeding against Symphony Allegro. The provisions of this Section 11 shall survive the termination of this Agreement.
          Section 12. Third-Party Beneficiary. Each of the Parties agrees that each Symphony Fund shall be a third-party beneficiary of this Agreement.
          Section 13. Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted to be given to any Party shall be in writing addressed to the Party at its address set forth below and shall be deemed given (i) when delivered to the Party personally, (ii) if sent to the Party by facsimile transmission (promptly followed by a hard-copy delivered in accordance with this Section 13), when the transmitting Party obtains written proof of transmission and receipt; provided, however, that notwithstanding the foregoing, any communication sent by facsimile transmission after 5:00 PM (receiving Party’s time) or not on a Business Day shall not be deemed received until the next Business Day, (iii) when delivered by next Business Day delivery by a nationally recognized courier service, or (iv) if sent by registered or certified mail, when received, provided postage and registration or certification fees are prepaid and delivery is confirmed by a return receipt:
          Alexza:
Alexza Pharmaceuticals, Inc.
2091 Stierlin Court
Mountain View, CA 94043
Attn: August J. Moretti
Facsimile: (650) 944-7999
          with a copy to:
Cooley Godward Kronish LLP
380 Interlocken Crescent

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Suite 900
Broomfield, CO 80021
Attn: Brent D. Fassett, Esq.
Facsimile: (720) 566-4099
          Symphony Allegro:
Symphony Allegro, Inc.
7361 Calhoun Place, Suite 325
Rockville, MD 20855
Attn: Frank L. Hurley, Ph.D.
Facsimile: (301) 762-6154
          Holdings:
Symphony Allegro Holdings LLC
7361 Calhoun Place, Suite 325
Rockville, MD 20855
Attn: Robert L. Smith, Jr.
Facsimile: (301) 762-6154
          with copies to:
Symphony Capital Partners, L.P.
875 Third Avenue, 18th Floor
New York, NY 10022
Attn: Mark Kessel
Facsimile: (212) 632-5401
and
Symphony Strategic Partners, LLC
875 Third Avenue, 18th Floor
New York, NY 10022
Attn: Mark Kessel
Facsimile: (212) 632-5401
or to such other address as such Party may from time to time specify by notice given in the manner provided herein to each other Party entitled to receive notice hereunder.
          Section 14. Governing Law; Consent to Jurisdiction and Service of Process.
               (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York; except to the extent that this Agreement pertains to the internal governance of Symphony Allegro or Holdings, and to

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

such extent this Agreement shall be governed and construed in accordance with the laws of the State of Delaware.
               (b) Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court and Delaware State court or federal court of the United States of America sitting in The City of New York, Borough of Manhattan or Wilmington, Delaware, and any appellate court from any jurisdiction thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court, any such Delaware State court or, to the fullest extent permitted by law, in such federal court. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Party may otherwise have to bring any action or proceeding relating to this Agreement.
               (c) Each of the Parties irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court, or any Delaware State or federal court. Each of the Parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each of the parties hereby consents to service of process by mail.
          Section 15. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT.
          Section 16. Entire Agreement. This Agreement (including any Annexes, Schedules, Exhibits or other attachments hereto) constitutes the entire agreement between the Parties with respect to the matters covered hereby and supersedes all prior and contemporaneous agreements, correspondence, discussion, and understanding with respect to such matters between the Parties, excluding the Operative Documents.
          Section 17. Amendment; Successors; Counterparts.
               (a) The terms of this Agreement shall not be altered, modified, amended, waived or supplemented in any manner whatsoever except by a written instrument signed by each of the Parties.

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

               (b) Except as set forth in Section 12, nothing expressed or implied herein is intended or shall be construed to confer upon or to give to any Person, other than the Parties, any right, remedy or claim under or by reason of this Agreement or of any term, covenant or condition hereof, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the Parties and their successors and permitted assigns.
               (c) This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed an original but all of which, taken together, shall constitute one and the same Agreement.
          Section 18. Specific Performance. The Parties acknowledge that irreparable damage would result if this Agreement were not specifically enforced, and they therefore agree that the rights and obligations of the Parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction. Such a remedy shall, however, not be exclusive, and shall be in addition to any other remedies which any Party may have under this Agreement or otherwise. The Parties further acknowledge and agree that a decree of specific performance may not be an available remedy in all circumstances.
          Section 19. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
          Section 20. Tax Reporting. The Parties acknowledge and agree that, for all federal and state income tax purposes:
               (a) (i) Holdings shall be treated as the owner of all the Equity Securities of Symphony Allegro prior to the consummation of the Purchase Option; (ii) the Purchase Option shall be treated as an option to acquire all the Equity Securities of Symphony Allegro; (iii) the Alexza Closing Warrants shall be treated as option premium payable in respect of the grant and exercise of the Purchase Option; and (iv) Symphony Allegro shall be treated as the owner of all the Licensed Intellectual Property and shall be entitled to all deductions claimed under Section 174 of the Code in respect of the Licensed Intellectual Property to the extent of the amounts funded by Symphony Allegro (which, for the avoidance of doubt, shall not preclude Alexza from claiming deductions under Section 174 of the Code to which Alexza is otherwise entitled); and

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

               (b) No Party shall take any tax position inconsistent with any position described in Section 20(a) above, except (i) in the event of a “determination” (as defined in Section 1313 of the Code) to the contrary, or (ii) in the event either of the Parties receives an opinion of counsel to the effect that there is no reasonable basis in law for such a position or that a tax return cannot be prepared based on such a position without being subject to substantial understatement penalties; provided, however, that in the case of Alexza, such counsel shall be reasonably satisfactory to Holdings.
          Section 21. Original Agreement.
               (a) The Original Agreement is hereby amended and superseded in its entirety and restated herein. Such amendment and restatement is effective upon execution of this Agreement by the Parties. Upon such execution, all provisions of, rights granted and covenants made in the Original Agreement are hereby superseded in their entirety by the provisions hereof and shall have no further force or effect; provided, however, that, if the Purchase Option Closing shall not have occurred by October 15, 2009, this Agreement shall terminate and become null and void ab initio and the Original Agreement shall simultaneously be reinstated in its entirety and supersede this Agreement in its entirety.
               (b) Defined terms in the Operative Documents (other than this Agreement and the Warrant Purchase Agreement) that refer to definitions in this Agreement shall be deemed to refer to the definitions in the Original Agreement, except where the context requires otherwise.
[SIGNATURES FOLLOW ON NEXT PAGE]

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

ALEXZA PHARMACEUTICALS, INC.
By:	/s/ Thomas B. King
	Name:	Thomas B. King
	Title:	President and Chief Executive Officer

SYMPHONY ALLEGRO HOLDINGS LLC By: Symphony Capital Partners, L.P., its Manager By: Symphony Capital GP, L.P., its General Partner By: Symphony GP, LLC, its General Partner
By:	/s/ Mark Kessel
	Name:	Mark Kessel
	Title:	Managing Member

SYMPHONY ALLEGRO, INC.
By:	/s/ Andrew L. Busser
	Name:	Andrew L. Busser
	Title:	Chairman of the Board

Signature Page to Amended and Restated Purchase Option Agreement

ANNEX A
CERTAIN DEFINITIONS
     “$” means United States dollars.
     “Accredited Investor” has the meaning set forth in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.
     “Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq.
     “Ad Hoc Meeting” has the meaning set forth in Paragraph 6 of Annex B of the Amended and Restated Research and Development Agreement.
     “Additional Party” has the meaning set forth in Section 14 of the Confidentiality Agreement.
     “Additional Regulatory Filings” means such Governmental Approvals as required to be made under any law applicable to the purchase of the Symphony Allegro Equity Securities under the Purchase Option Agreement.
     “Adjusted Capital Account Deficit” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Affected Member” has the meaning set forth in Section 27 of the Investors LLC Agreement.
     “Affiliate” means, with respect to any Person (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any officer, director, general partner, member or trustee of such Person, or (iii) any Person who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, managers, general partners, or persons exercising similar authority with respect to such Person or entities.
     “Alexza” means Alexza Pharmaceuticals, Inc., a Delaware corporation.
     “Alexza Accounting Advisor” means Ernst & Young LLP.
     “Alexza Board” means the board of directors of Alexza.
     “Alexza Closing Shares” has the meaning set forth in Section 2(b) of the Purchase Option Agreement.

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     “Alexza Closing Warrant Shares” has the meaning set forth in Recitals of this Agreement.
     “Alexza Closing Warrants” has the meaning set forth in the Recitals of this Agreement.
     “Alexza Common Stock” means the common stock, par value $0.0001 per share, of Alexza.
     “Alexza Obligations” has the meaning set forth in Section 6.1(a) of the Amended and Restated Research and Development Agreement.
     “Alexza Personnel” has the meaning set forth in Section 8.4 of the Amended and Restated Research and Development Agreement.
     “Alexza Public Filings” means all publicly available filings made by Alexza with the SEC.
     “Alexza Subcontractor” means a third party that has entered into a Subcontracting Agreement with Alexza.
     “Allegro Relevant Infringement” means an infringement, misappropriation, illegal use or misuse of the Licensed Patent Rights or other Licensed Intellectual Property due to the manufacture, use, sale or importation of a pharmaceutical product or device that delivers Alprazolam (provided that Alexza has not exercised a Discontinuation Option for the AZ-002 Program) or Loxapine (provided that Alexza has not exercised a Discontinuation Option for the AZ-004 Program), as applicable.
     “Alprazolam” means: (a) alprazolam and (b) all salts, metabolites, prodrug and other physical forms thereof.
     “Amended and Restated Research and Development Agreement” means the Amended and Restated Research and Development Agreement dated as of the Original Closing Date, among Alexza, Holdings and Symphony Allegro.
     “Asset Value” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Auditors” means an independent certified public accounting firm of recognized national standing.
     “AZ-002 Product” means a pharmaceutical product in which Alprazolam is the sole active ingredient and it is delivered using Staccato Technology.
     “AZ-002 Program” means the development, manufacture and/or use of any AZ-002 Product in accordance with the Development Plan.

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     “AZ-004 Product” means a pharmaceutical product in which Loxapine is the sole active ingredient and it is delivered using Staccato Technology.
     “AZ-004 Program” means the development, manufacture and/or use of any AZ-004 Product in accordance with the Development Plan.
     “Bankruptcy Code” means the United States Bankruptcy Code.
     “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York or the City of San Francisco are authorized or required by law to remain closed.
     “Capital Contributions” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.
     “Cash Available for Distribution” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Chair” has the meaning set forth in Paragraph 4 of Annex B to the Amended and Restated Research and Development Agreement.
     “Change of Control” means and includes the occurrence of any of the following events, but specifically excludes (i) acquisitions of capital stock directly from Alexza for cash, whether in a public or private offering, (ii) sales of capital stock by stockholders of Alexza, and (iii) acquisitions of capital stock by or from any employee benefit plan or related trust:
     (a) the merger, reorganization or consolidation of Alexza into or with another corporation or legal entity in which Alexza’s stockholders holding the right to vote with respect to matters generally immediately preceding such merger, reorganization or consolidation, own less than fifty percent (50%) of the voting securities of the surviving entity; or
     (b) the sale of all or substantially all of Alexza’s assets or business.
     “Class A Member” means a holder of a Class A Membership Interest.
     “Class A Membership Interest” means a Class A Membership Interest in Holdings.
     “Class B Member” means a holder of a Class B Membership Interest.
     “Class B Membership Interest” means a Class B Membership Interest in Holdings.

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     “Class C Member” means a holder of a Class C Membership Interest.
     “Class C Membership Interest” means a Class C Membership Interest in Holdings.
     “Class D Member” means a holder of a Class D Membership Interest.
     “Class D Membership Interest” means a Class D Membership Interest in Holdings.
     “Client Schedules” has the meaning set forth in Section 5(b) of the RRD Services Agreement.
     “Clinical Budget Component” has the meaning set forth in Section 4.1 of the Amended and Restated Research and Development Agreement.
     “Clinical Trial Material” means Product and placebo for administration to animals for pre-clinical testing or to humans for clinical testing.
     “CMC” means the chemistry, manufacturing and controls documentation as required for filings with a Regulatory Authority relating to the manufacturing, production and testing of drug products.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Committed Capital” means $50,000,000.00.
     “Common Stock” means the common stock, par value $0.01 per share, of Symphony Allegro.
     “Company Expenses” has the meaning set forth in Section 5.09 of the Holdings LLC Agreement.
     “Company Property” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Confidential Information” has the meaning set forth in Section 2 of the Confidentiality Agreement.
     “Confidentiality Agreement” means the Confidentiality Agreement, dated as of the Original Closing Date, among Symphony Allegro, Holdings, Alexza, SCP, SSP, Investors, Symphony Capital and RRD, as such agreement may be amended or amended and restated from time to time.
     “Conflict Transaction” has the meaning set forth in Article X of the Symphony Allegro Charter.

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     “Control” means, with respect to any material, information or intellectual property right, that a Party owns or has a license to such item or right, and has the ability to grant the other Party access, a license or a sublicense (as applicable) in or to such item or right as provided in the Operative Documents without violating the terms of any agreement or other arrangement with any third party.
     “Corporate Governance Letter Agreement” has the meaning set forth in Section 2(e) of the Purchase Option Agreement.
     “Cross Program Expenses” are: (i) the Management Fee plus the Development Fee pursuant to Section 6(a) of the RRD Services Agreement; (ii) actual expenses associated with RRD carrying out its duties related to creating and maintaining the books of account, records, financial statements and audit and tax preparation for Symphony Allegro pursuant to Section 5 of the RRD Services Agreement; and (iii) actual expenses for insurance procured for Symphony Allegro pursuant to Section 1(a)(xi) of the RRD Services Agreement, reasonable legal expenses incurred on behalf of Symphony Allegro, and travel and miscellaneous out of pocket expenses of the Symphony Allegro Board, all as and to the extent reimbursable to RRD pursuant to Section 6(b) of the RRD Services Agreement.
     “Current Products” has the meaning set forth in Section 5.1(g) of the Novated and Restated Technology License Agreement.
     “Debt” of any Person means, without duplication:
     (a) all indebtedness of such Person for borrowed money,
     (b) all obligations of such Person for the deferred purchase price of property or services (other than any portion of any trade payable obligation that shall not have remained unpaid for 91 days or more from the later of (A) the original due date of such portion and (B) the customary payment date in the industry and relevant market for such portion),
     (c) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,
     (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (whether or not the rights and remedies of the seller or lender under such agreement in an event of default are limited to repossession or sale of such property),
     (e) all Capitalized Leases to which such Person is a party,
     (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities,
     (g) all obligations of such Person to purchase, redeem, retire, defease or

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

otherwise acquire for value any Equity Securities of such Person,
     (h) the net amount of all financial obligations of such Person in respect of Hedge Agreements,
     (i) the net amount of all other financial obligations of such Person under any contract or other agreement to which such Person is a party,
     (j) all Debt of other Persons of the type described in clauses (a) through (i) above guaranteed, directly or indirectly, in any manner by such Person, or in effect guaranteed, directly or indirectly, by such Person through an agreement (A) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss, and
     (k) all Debt of the type described in clauses (a) through (i) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including accounts and contract rights) owned or held or used under lease or license by such Person, even though such Person has not assumed or become liable for payment of such Debt.
     “Development Budget” means the budget (comprised of the Management Budget Component and the Clinical Budget Component) for the implementation of the Development Plan (the initial form of which was agreed upon by Alexza and Symphony Allegro as of the Original Closing Date and attached to the Amended and Restated Research and Development Agreement as Annex C thereto), as may be further developed and revised from time to time in accordance with the Development Committee Charter and the Amended and Restated Research and Development Agreement.
     “Development Committee” has the meaning set forth in Article 3 of the Amended and Restated Research and Development Agreement.
     “Development Committee Charter” has the meaning set forth in Article 3 of the Amended and Restated Research and Development Agreement.
     “Development Committee Member” has the meaning set forth in Paragraph 1 of Annex B to the Amended and Restated Research and Development Agreement.
     “Development Plan” means the development plan covering all the Programs (the initial form of which was agreed upon by Alexza and Symphony Allegro as of the Original Closing Date and attached to the Amended and Restated Research and Development Agreement as Annex C thereto), as may be further developed and revised from time to time in accordance with the Development Committee Charter and the

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Amended and Restated Research and Development Agreement.
     “Development Product” means an AZ-002 Product or an AZ-004 Product that is administered in a clinical trial performed pursuant to the Development Plan.
     “Development Services” has the meaning set forth in Section 1(b) of the RRD Services Agreement.
     “Development Subcontracting Agreement” means a Subcontracting Agreement that is directly related to one or both of the Programs and is not a Manufacturing Subcontracting Agreement.
     “Director(s)” means the Persons identified as such in the Preliminary Statement of the Indemnification Agreement (including such Persons as may become parties thereto after the date thereof).
     “Disclosing Party” has the meaning set forth in Section 4 of the Confidentiality Agreement.
     “Discontinuation Option” has the meaning set forth in Section 11(a) of the Amended and Restated Research and Development Agreement.
     “Discontinuation Option Closing Date” means the date of expiration of the Discontinuation Option pursuant to Section 11(a) of the Amended and Restated Research and Development Agreement.
     “Discontinuation Price” has the meaning set forth in Section 11(a) of the Amended and Restated Research and Development Agreement.
     “Discontinued Program” has the meaning set forth in Section 2.10 of the Novated and Restated Technology License Agreement.
     “Disinterested Directors” has the meaning set forth in Article IX of the Symphony Allegro Charter.
     “Distribution” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Drug Master Files” means all Regulatory Files with respect to the manufacture or design of a Product, including without limitation drug master files, design history files and similar files.
     “Effective Registration Date” has the meaning set forth in Section 1(b) of the Registration Rights Agreement.
     “Encumbrance” means (i) any security interest, pledge, mortgage, lien (statutory or other), charge or option to purchase, lease or otherwise acquire any interest, (ii) any

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

adverse claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement, license or other encumbrance of any kind, preference or priority, or (iii) any other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement).
     “Equity Securities” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.
     “ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.
     “Excepted Debt” has the meaning set forth in Section 5(c)(iii) of the Purchase Option Agreement.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Existing Confidentiality Agreement” has the meaning set forth in Section 2(a) of the Confidentiality Agreement.
     “Exiting Product” means, with respect to a particular Program, any Development Product that was administered in a clinical trial pursuant to the Development Plan at any time prior to (a) the termination of the Discontinuation Option with respect to such Program without exercise by Licensor or (b) the expiration or termination of the Purchase Option without exercise by Licensor, whichever comes first.
     “Extension Funding” has the meaning set forth in Section 2 of the Research Cost Sharing and Extension Agreement.
     “External Directors” means, at any time, up to two (2) Persons elected to the Symphony Allegro Board after the Original Closing Date (who shall be neither employees of Symphony Capital nor of Alexza) in accordance with the Symphony Allegro Charter, the Symphony Allegro By-laws and Section 4(b)(iv) of the Purchase Option Agreement.
     “FDA” means the United States Food and Drug Administration or its successor agency in the United States.
     “FDA Sponsor” has the meaning set forth in Section 5.1 of the Amended and

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Restated Research and Development Agreement.
     “Financial Audits” has the meaning set forth in Section 6.7 of the Amended and Restated Research and Development Agreement.
     “Financing” has the meaning set forth in the Preliminary Statement of the Purchase Option Agreement.
     “Fiscal Year” has the meaning set forth in each Operative Document in which it appears.
     “Form S-3” means the Registration Statement on Form S-3 as defined under the Securities Act.
     “FTE” means the time and effort of one or more qualified scientists working on the AZ-002 Program or the AZ-004 Program that is equivalent to 1850 hours per year devoted exclusively to the Programs by one (1) full-time employee. The portion of an FTE year devoted by any one scientist to the Programs shall be determined by dividing the number of hours during any twelve (12) month period devoted by such scientist to one or both Programs by 1850 hours, not to exceed 1.0 in any case.
     “GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.
     “Governmental Approvals” means authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by any Governmental Authority.
     “Governmental Authority” means any United States or non-United States federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.
     “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.
     “Hedge Agreement” means any interest rate swap, cap or collar agreement, interest rate future or option contract, currency swap agreement, currency future or option contract or other similar hedging agreement.
     “Holdings” means Symphony Allegro Holdings LLC, a Delaware limited liability company.
     “Holdings Claims” has the meaning set forth in Section 5.01 of the Warrant Purchase Agreement.
     “Holdings LLC Agreement” means the Amended and Restated Limited Liability

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Company Agreement of Holdings dated as of the Original Closing Date.
     “HSR Filings” means the pre-merger notification and report forms required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
     “IND” means an Investigational New Drug Application, as described in 21 U.S.C. § 355(i)(1) and 21 C.F.R. § 312 in the regulations promulgated by the United States Food and Drug Administration, or any foreign equivalent thereof.
     “Indemnification Agreement” means the Indemnification Agreement among Symphony Allegro and the Directors named therein, dated as of the Original Closing Date, as such agreement may be amended or amended and restated from time to time.
     “Indemnified Party” has the meaning set forth in each Operative Document in which it appears.
     “Indemnified Proceeding” has the meaning set forth in each Operative Document in which it appears.
     “Indemnifying Party” has the meaning set forth in each Operative Document in which it appears.
     “IND-Enabling GLP Inhalation Toxicology Studies” means the pharmacokinetic and toxicology studies required for filing an IND.
     “Initial Development Budget” means the initial development budget prepared by representatives of Symphony Allegro and Alexza prior to the Original Closing Date, and attached to the Amended and Restated Research and Development Agreement as Annex C thereto.
     “Initial Development Plan” means the initial development plan prepared by representatives of Symphony Allegro and Alexza prior to the Original Closing Date, and attached to the Amended and Restated Research and Development Agreement as Annex C thereto.
     “Initial Holdings LLC Agreement” means the Agreement of Limited Liability Company of Holdings, dated October 24, 2006.
     “Initial Investors LLC Agreement” means the Agreement of Limited Liability Company of Investors, dated October 24, 2006.
     “Initial LLC Member” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Interest Certificate” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     “Investment Company Act” means the Investment Company Act of 1940, as amended.
     “Investment Overview” means the investment overview describing the transactions entered into pursuant to the Operative Documents.
     “Investment Policy” has the meaning set forth in Section 1(a)(vi) of the RRD Services Agreement.
     “Investors” means Symphony Allegro Investors LLC.
     “Investors LLC Agreement” means the Amended and Restated Agreement of Limited Liability Company of Investors dated as of the Original Closing Date.
     “IRS” means the U.S. Internal Revenue Service.
     “Key Personnel” means those Alexza Personnel listed on Schedule 6.5 to the Amended and Restated Research and Development Agreement, as such schedule may be updated from time to time by mutual agreement of the parties to the Amended and Restated Research and Development Agreement.
     “Know-How” means findings, discoveries, inventions, know-how, information, results and data of any type whatsoever, including without limitation, technical information, techniques, results of experimentation and testing, diagnostic and prognostic assays, specifications, databases, manufacturing processes or protocols, any and all laboratory, research, pharmacological, toxicological, analytical, quality control, pre-clinical and clinical data.
     “Knowledge” of Alexza, Symphony Allegro or Holdings, as the case may be, means the actual (and not imputed) knowledge of the executive officers or managing member of such Person without the duty of inquiry or investigation.
     “Law” means any law, statute, treaty, constitution, regulation, rule, ordinance, order or Governmental Approval, or other governmental restriction, requirement or determination, of or by any Governmental Authority.
     “License” has the meaning set forth in the Preliminary Statement of the Purchase Option Agreement.
     “Licensed Intellectual Property” means the Licensed Patent Rights and the Licensed Know-How.
     “Licensed Know-How” means any and all Know-How that is Controlled by Licensor on or after the Original Closing Date and prior to the unexercised expiration or termination of the Purchase Option that:
     (a) is necessary or useful to practice the inventions claimed in the Licensed

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Patent Rights; or
     (b) is a Symphony Allegro Enhancement;
     provided, however, that Licensed Know-How shall not include any Licensed Patent Rights or any Know-How for the manufacture of a Product, including Know-How associated with Product quality control or stability testing.
     “Licensed Patent Rights” means any and all patents and patent applications Controlled by Licensor that:
     (a) are listed on Annex D of the Novated and Restated Technology License Agreement;
     (b) are reissues, continuations, divisionals, continuations-in-part, reexaminations, renewals, substitutes, extensions or foreign counterparts of the patents and patent applications described in (a) and (i) are filed prior to the unexercised expiration or termination of the Purchase Option or (ii) are filed after such expiration or termination, but solely to the extent claiming Know-How conceived and reduced to practice prior to such expiration or termination;
     (c) contain a claim that covers an invention disclosed in an invention disclosure listed on Annex D of the Novated and Restated Technology License Agreement and (i) are filed prior to the unexercised expiration or termination of the Purchase Option or (ii) are filed after such expiration or termination, but solely to the extent claiming such invention;
     (d) contain a claim that covers a Symphony Allegro Enhancement and (i) are filed prior to the unexercised expiration or termination of the Purchase Option or (ii) are filed after such expiration or termination, but solely to the extent claiming such Symphony Allegro Enhancement; or
     (e) contain a claim that covers a Development Product or the manufacture or use thereof and (i) are filed prior to the unexercised expiration or termination of the Purchase Option or (ii) are filed after such expiration or termination, but solely to the extent claiming Development Product-related Know-How conceived and reduced to practice prior to such expiration or termination.
     “Licensor” means Alexza.
     “Lien” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Liquidating Event” has the meaning set forth in Section 8.01 of the Holdings LLC Agreement.
     “LLC Agreements” means the Initial Holdings LLC Agreement, the Holdings LLC Agreement, the Initial Investors LLC Agreement and the Investors LLC Agreement.

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     “Loss” has the meaning set forth in each Operative Document in which it appears.
     “Loxapine” means: (a) loxapine and (b) all salts, metabolites, prodrug and other physical forms thereof.
     “Management Fee” has the meaning set forth in Section 6(a) of the RRD Services Agreement.
     “Management Services” has the meaning set forth in Section 1(a) of the RRD Services Agreement.
     “Manager” means (i) for each LLC Agreement in which it appears, the meaning set forth in such LLC Agreement, and (ii) for each other Operative Document in which it appears, RRD in its capacity as manager of Symphony Allegro.
     “Manager Event” has the meaning set forth in Section 3.01(g) of the Holdings LLC Agreement.
     “Manufacturing Subcontracting Agreement” means a Subcontracting Agreement that is directly related to the manufacture of Product (including procurement of components and development of improved manufacturing methods) or the improvement of the Staccato Technology.
     “Material Adverse Effect” means, with respect to any Person, a material adverse effect on (i) the business, assets, property or condition (financial or otherwise) of such Person or, (ii) its ability to comply with and satisfy its respective agreements and obligations under the Operative Documents or, (iii) the enforceability of the obligations of such Person of any of the Operative Documents to which it is a party.
     “Material Subsidiary” means, at any time, a Subsidiary of Alexza having assets in an amount equal to at least 5% of the amount of total consolidated assets of Alexza and its Subsidiaries (determined as of the last day of the most recent reported fiscal quarter of Alexza) or revenues or net income in an amount equal to at least 5% of the amount of total consolidated revenues or net income of Alexza and its Subsidiaries for the 12-month period ending on the last day of the most recent reported fiscal quarter of Alexza.
     “Medical Discontinuation Event” means a series of adverse events, side effects or other undesirable outcomes that, when collected in a Program, would cause a reasonable FDA Sponsor to discontinue such Program.
     “Membership Interest” means (i) for each LLC Agreement in which it appears, the meaning set forth in such LLC Agreement, and (ii) for each other Operative Document in which it appears, the meaning set forth in the Holdings LLC Agreement.
     “NASDAQ” means the Nasdaq Stock Market, Inc.
     “NDA” means a New Drug Application, as defined in the regulations

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

promulgated by the United States Food and Drug Administration, or any foreign equivalent thereof.
     “Non-Alexza Capital Transaction” means any (i) sale or other disposition of all or part of the Symphony Allegro Shares or all or substantially all of the operating assets of Symphony Allegro, to a Person other than Alexza or an Affiliate of Alexza or (ii) distribution in kind of the Symphony Allegro Shares following the unexercised expiration or termination of the Purchase Option.
     “Novated and Restated Technology License Agreement” means the Novated and Restated Technology License Agreement, dated as of the Original Closing Date, among Alexza, Symphony Allegro and Holdings.
     “Operative Documents” means, collectively, the Indemnification Agreement, the Holdings LLC Agreement, the Purchase Option Agreement, the Warrant Purchase Agreement, the Registration Rights Agreement, the Subscription Agreement, the Technology License Agreement, the Novated and Restated Technology License Agreement, the RRD Services Agreement, the Research and Development Agreement, the Research Cost Sharing and Extension Agreement, the Amended and Restated Research and Development Agreement, the Confidentiality Agreement, the Corporate Governance Letter Agreement and each other certificate and agreement executed in connection with any of the foregoing documents.
     “Organizational Documents” means any certificates or articles of incorporation or formation, partnership agreements, trust instruments, bylaws or other governing documents.
     “Original Agreement” has the meaning set forth in the Preliminary Statement of the Purchase Option Agreement.
     “Original Closing Date” means December 1, 2006.
     “Party(ies)” means, for each Operative Document or other agreement in which it appears, the parties to such Operative Document or other agreement, as set forth therein. With respect to any agreement in which a provision is included therein by reference to a provision in another agreement, the term “Party” shall be read to refer to the parties to the document at hand, not the agreement that is referenced.
     “Payment Terms” has the meaning set forth in Section 8.2 of the Amended and Restated Research and Development Agreement.
     “Percentage” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Permitted Investments” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     “Permitted Lien” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Person” means any individual, partnership (whether general or limited), limited liability company, corporation, trust, estate, association, nominee or other entity.
     “Personnel” of a Party means such Party, its employees, subcontractors, consultants, representatives and agents.
     “Prime Rate” means the quoted “Prime Rate” at JPMorgan Chase Bank or, if such bank ceases to exist or is not quoting a base rate, prime rate reference rate or similar rate for United States dollar loans, such other major money center commercial bank in New York City selected by the Manager.
     “Products” means an AZ-002 Product and/or an AZ-004 Product.
     “Profit” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Programs” means the AZ-002 Program and/or the AZ-004 Program.
     “Program-Specific Claim” means any claim in a patent or patent application in the Licensed Patent Rights that is directed exclusively to AZ-002 Products and/or AZ-004 Products.
     “Program-Specific Patents” means any and all Licensed Patent Rights that contain at least one Program-Specific Claim.
     “Protocol” means a written protocol that meets the substantive requirements of Section 6 of the ICH Guideline for Good Clinical Practice as adopted by the FDA, effective May 9, 1997, and is included within the Development Plan or later modified or added to the Development Plan pursuant to the Amended and Restated Research and Development Agreement.
     “Public Companies” has the meaning set forth in Section 5(e) of the Purchase Option Agreement.
     “Purchase Option” has the meaning set forth in Section 1(a) of the Purchase Option Agreement.
     “Purchase Option Agreement” means the Amended and Restated Purchase Option Agreement dated as of the date hereof, among Alexza, Holdings and Symphony Allegro.
     “Purchase Option Closing” has the meaning set forth in Section 2(a) of the Purchase Option Agreement.
     “Purchase Option Closing Date” has the meaning set forth in Section 2(a) of the

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Purchase Option Agreement.
     “Purchase Option Commencement Date” has the meaning set forth in Section 1(c)(iii) of the Purchase Option Agreement.
     “Purchase Option Exercise Date” has the meaning set forth in Section 2(a) of the Purchase Option Agreement.
     “Purchase Option Exercise Notice” has the meaning set forth in Section 2(a) of the Purchase Option Agreement.
     “Purchase Option Offset Amount” shall mean, following the termination of the Amended and Restated Research and Development Agreement by Alexza pursuant to Section 17.3 thereof, those unpaid amounts actually owed to Alexza as a result of the material breach or default of any payment obligation of Symphony Allegro to Alexza pursuant to the Amended and Restated Research and Development Agreement by Symphony Allegro or Holdings that was the basis for such termination of the Amended and Restated Research and Development Agreement by Alexza.
     “Purchase Option Period” has the meaning set forth in Section 1(c)(iii) of the Purchase Option Agreement.
     “Purchase Price” has the meaning set forth in Section 2(b) of the Purchase Option Agreement.
     “QA Audits” has the meaning set forth in Section 6.6 of the Amended and Restated Research and Development Agreement.
     “Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement dated as of the date hereof, between Alexza and Holdings.
     “Registration Statement” has the meaning set forth in Section 1(b) of the Registration Rights Agreement.
     “Regulatory Allocation” has the meaning set forth in Section 3.06 of the Holdings LLC Agreement.
     “Regulatory Authority” means the United States Food and Drug Administration, or any successor agency in the United States, or any health regulatory authority(ies) in any other country that is a counterpart to the FDA and has responsibility for granting registrations or other regulatory approval for the marketing, manufacture, storage, sale or use of drugs in such other country.
     “Regulatory Files” means any IND, NDA or any other filings filed with any Regulatory Authority with respect to the Programs.
     “Representative” of any Person means such Person’s shareholders, principals,

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

directors, officers, employees, members, managers and/or partners.
     “Research Cost Sharing and Extension Agreement” means the Research Cost Sharing and Extension Agreement dated as of the Original Closing Date, among Alexza, Holdings and Symphony Allegro.
     “Research and Development Agreement” means the Research and Development Agreement dated as of the Original Closing Date, between Alexza and Holdings.
     “RRD” means RRD International, LLC, a Delaware limited liability company.
     “RRD Indemnified Party” has the meaning set forth in Section 10(a) of the RRD Services Agreement.
     “RRD Loss” has the meaning set forth in Section 10(a) of the RRD Services Agreement.
     “RRD Personnel” has the meaning set forth in Section 1(a)(ii) of the RRD Services Agreement.
     “RRD Services Agreement” means the RRD Services Agreement between Symphony Allegro and RRD, dated as of the Original Closing Date.
     “Schedule K-1” has the meaning set forth in Section 9.02(a) of the Holdings LLC Agreement.
     “Scheduled Meeting” has the meaning set forth in Paragraph 6 of Annex B of the Amended and Restated Research and Development Agreement.
     “Scientific Discontinuation Event” has the meaning set forth in Section 4.2(c) of the Amended and Restated Research and Development Agreement.
     “SCP” means Symphony Capital Partners, L.P., a Delaware limited partnership.
     “SEC” means the United States Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Selling Stockholder Questionnaire” has the meaning set forth in Section 4(a) of the Registration Rights Agreement.
     “Shareholder” means any Person who owns any Symphony Allegro Shares.
     “Solvent” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “SSP” means Symphony Strategic Partners, LLC, a Delaware limited liability company.

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     “Staccato Technology” means Alexza’s proprietary technology for the vaporization of a pharmaceutical composition via rapid-heating to form a condensation aerosol that allows rapid systemic drug delivery to humans through lung inhalation.
     “Stockholder Approval” has the meaning set forth in Section 3(b)(v) of the Purchase Option Agreement.
     “Stock Payment Date” has the meaning set forth in Section 2 of the Subscription Agreement.
     “Stock Purchase Price” has the meaning set forth in Section 2 of the Subscription Agreement.
     “Subcontracting Agreement” means (a) any written agreement between Alexza and a third party pursuant to which the third party performs any Alexza Obligations or (b) any work order, change order, purchase order or the like entered into pursuant to Section 6.2(b) of the Amended and Restated Research and Development Agreement.
     “Sublicense Obligations” has the meaning set forth in Section 3.2 of the Novated and Restated Technology License Agreement.
     “Sublicensed Intellectual Property” has the meaning set forth in Section 3.2 of the Novated and Restated Technology License Agreement.
     “Subscription Agreement” means the Subscription Agreement between Symphony Allegro and Holdings, dated as the Original Closing Date.
     “Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency); (b) the interest in the capital or profits of such partnership, joint venture or limited liability company; or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.
     “Surviving Entity” means the surviving legal entity which is surviving entity to Alexza after giving effect to a Change of Control.
     “Symphony Allegro” means Symphony Allegro, Inc., a Delaware corporation.
     “Symphony Allegro Auditors” has the meaning set forth in Section 5(b) of the RRD Services Agreement.
     “Symphony Allegro Board” means the board of directors of Symphony Allegro.

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     “Symphony Allegro By-laws” means the By-laws of Symphony Allegro, as adopted by resolution of the Symphony Allegro Board on the Original Closing Date.
     “Symphony Allegro Charter” means the Amended and Restated Certificate of Incorporation of Symphony Allegro, dated as of the Original Closing Date.
     “Symphony Allegro Director Event” has the meaning set forth in Section 3.01(h)(i) of the Holdings LLC Agreement.
     “Symphony Allegro Enhancements” means any and all Know-How, whether or not patentable, that is made by or on behalf of Symphony Allegro during the Term, including Know-How generated or derived by RRD and assigned to Symphony Allegro pursuant to Section 12 of the RRD Services Agreement.
     “Symphony Allegro Equity Securities” means the Common Stock and any other stock or shares issued by Symphony Allegro.
     “Symphony Allegro Loss” has the meaning set forth in Section 10(b) of the RRD Services Agreement.
     “Symphony Allegro Shares” has the meaning set forth in Section 2.02 of the Holdings LLC Agreement.
     “Symphony Capital” means Symphony Capital LLC, a Delaware limited liability company.
     “Symphony Fund(s)” means Symphony Capital Partners, L.P., a Delaware limited partnership, and Symphony Strategic Partners, LLC, a Delaware limited liability company.
     “Tangible Materials” means any tangible technical, medical, regulatory or marketing documentation, whether written or electronic, existing as of the Original Closing Date or made by or on behalf of Symphony Allegro during the Term, that (a) is Controlled by the Licensor and (b) embodies or relates solely to the Regulatory Files (other than Drug Master Files), Exiting Products or the Programs; provided, however, that Tangible Materials shall not include any manufacturing-related documentation or any documentation related to Licensed Intellectual Property.
     “Tax Amount” has the meaning set forth in Section 4.02 of the Holdings LLC Agreement.
     “Technology License Agreement” means the Technology License Agreement, dated as of the Original Closing Date, between Alexza and Holdings.
     “Term” has the meaning set forth in Section 4(b)(iii) of the Purchase Option Agreement, unless otherwise stated in any Operative Document.

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     “Territory” means the world.
     “Third Party IP” has the meaning set forth in Section 2.9 of the Novated and Restated Technology License Agreement.
     “Third Party Licensor” means a third party from which Alexza has received a license or sublicense to Licensed Intellectual Property.
     “Transaction Event” has the meaning set forth in Section 6.05 of the Warrant Purchase Agreement.
     “Transfer” has for each Operative Document in which it appears the meaning set forth in such Operative Document.
     “Transferee” has, for each Operative Document in which it appears, the meaning set forth in such Operative Document.
     “Voluntary Bankruptcy” has the meaning set forth in Section 1.01 of the Holdings LLC Agreement.
     “Warrant Closing” has the meaning set forth in Section 2.03 of the Warrant Purchase Agreement.
     “Warrant Date” has the meaning set forth in Section 2.02 of the Warrant Purchase Agreement.
     “Warrant Purchase Agreement” means the Warrant Purchase Agreement, dated as of the date hereof, between Alexza and Holdings.
     “Warrant Surrender Price” has the meaning set forth in Section 7.08 of the Warrant Purchase Agreement.

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT 1
PURCHASE OPTION EXERCISE NOTICE
                    , 20___
Attention:
Ladies and Gentlemen:
     Reference is hereby made to that certain Amended and Restated Purchase Option Agreement dated as of June 15, 2009 (the “Purchase Option Agreement”), by and among Alexza Pharmaceuticals, Inc., a Delaware corporation (“Alexza”), Symphony Allegro Holdings LLC, a Delaware limited liability company, and Symphony Allegro, Inc., a Delaware corporation. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Purchase Option Agreement.
     Pursuant to Section 2(a) of the Purchase Option Agreement, Alexza hereby irrevocably notifies you that it hereby exercises the Purchase Option.
     Subject to the terms set forth therein, Alexza hereby affirms the representations and warranties set forth in Section 3(a) of the Purchase Option Agreement, as of the date hereof.
     Alexza estimates that the Purchase Option Closing Date will be                     .

Very truly yours, ALEXZA PHARMACEUTICALS, INC.
By:
	Name:	Thomas B. King
	Title:	President and Chief Executive Officer

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT 2
FORM OF OPINION OF COOLEY GODWARD KRONISH LLP
[See attached.]

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[                    ], 2009
Symphony Allegro Holdings LLC
7361 Calhoun Place, Suite 325
Rockville, MD 20855
Dear Ladies and Gentlemen:
We have acted as counsel for Alexza Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the financing of certain of the Company’s research and development programs (the “Financing”). In connection with the amendment of certain terms of the Financing, the Company has entered into the agreements listed on Schedule I hereto (collectively, the “Transaction Agreements”). We are rendering this opinion pursuant to Section 3(b)(i) of the Purchase Option Agreement (as defined in Schedule I hereto).
In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Transaction Agreements by the various parties and originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.
As to certain factual matters, we have relied upon certificates of officers of the Company and have not sought independently to verify such matters. Where we render an opinion “to our knowledge” or concerning an item “known to us” or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys currently within this firm who have represented the Company in this transaction, (ii) receipt of a certificate executed by an officer of the Company covering such matters and (iii) such other investigation, if any, that we specifically set forth herein.
In rendering this opinion, we have assumed: the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Transaction Agreements), where authorization, execution and delivery are prerequisites to the effectiveness of such documents; and the genuineness and authenticity of all signatures on original documents (except the signatures on behalf of the Company on the Transaction Agreements). We have also assumed: that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that the Transaction Agreements are obligations binding upon the parties thereto other than the Company; and that there are no extrinsic agreements or understandings among the parties to the Transaction Agreements or to the Material Agreements (as defined below) that would modify or interpret the terms of any such agreements or the respective rights or obligations of the parties thereunder.
Our opinion is expressed only with respect to the federal laws of the United States of America, the laws of the State of California for the purposes of paragraphs 4 and 5 below, the laws of the State of New York and the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[                    ], 2009
Page Two
that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof.
We express no opinion as to any provisions of the Transaction Agreements that: (a) relate to the subject matter jurisdiction of any federal court of the United States of America or any federal appellate court to adjudicate any controversy related to the Transaction Agreements, (b) contains a waiver of an inconvenient forum, or (c) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights.
We are not rendering any opinion as to any statute, rule, regulation, ordinance, decree or decisional law relating to antitrust, banking, land use, environmental, pension, employee benefit, tax, usury, laws governing the legality of investments for regulated entities, regulations T, U or X of the Board of Governors of the Federal Reserve System or local law. Furthermore, we express no opinion with respect to compliance with antifraud laws, rules or regulations relating to securities or the offer and sale thereof; compliance with the Investment Company Act of 1940, as amended, except as expressly set forth in paragraph 9 below; compliance with fiduciary duties by the Company’s Board of Directors or stockholders; compliance with safe harbors for disinterested Board of Director or stockholder approvals; compliance with state securities or blue sky laws except as specifically set forth below; or compliance with laws that place limitations on corporate distributions.
With regard to our opinion in paragraph 1 below, we have relied solely upon a certificate of the Secretary of State of the State of Delaware as of a recent date. We have made no further investigation.
With regard to our opinion in paragraph 3 below, with respect to the due and valid authorization of each of the Transaction Documents, we have relied solely upon (i) a certificate of an officer of the Company, (ii) a review of the certificate of incorporation and bylaws of the Company, (iii) a review of the resolutions certified by an officer of the Company, and (iv) a review of the Delaware General Corporation Law. We have made no further investigation.
With regard to our opinion in paragraph 4 below concerning material defaults under and any material breaches of any agreement identified on Schedule II hereto, we have relied solely upon (i) a certificate of an officer of the Company, (ii) a list supplied to us by the Company of material agreements to which the Company is a party, or by which it is bound, a copy of which is attached hereto as Schedule II (the “Material Agreements”) and (iii) an examination of the Material Agreements in the form provided to us by the Company. We have made no further investigation. Further, with regard to our opinion in paragraph 4 below concerning Material Agreements, we express no opinion as to (i) financial covenants or similar provisions therein requiring financial calculations or determinations to ascertain compliance, (ii) provisions therein relating to the occurrence of a “material adverse event” or words of similar import or (iii) any statement or writing that may constitute parol evidence bearing on interpretation or construction.
With regard to our opinion in paragraph 7 below, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities of the Company and/or antidilution adjustments to outstanding securities of the Company may cause the Warrant Shares (as defined in the Warrant Purchase Agreement (as

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[                    ], 2009
Page Three
defined on Schedule I hereto)) to exceed the number of shares of Common Stock that then remain authorized but unissued.
With regard to our opinion in paragraph 8 concerning exemption from registration, our opinion is expressed only with respect to the offer and sale of the Alexza Closing Shares (as defined in the Purchase Option Agreement), the Warrant (as defined in the Warrant Purchase Agreement) or the Warrant Shares without regard to any offers or sales of securities occurring prior to or subsequent to the date hereof.
With regard to our opinion in paragraph 9 below, we have based our opinion, to the extent we consider appropriate, on Rule 3a-8 under the Investment Company Act of 1940, as amended, and a certificate of an officer of the Company as to compliance with each of the requirements necessary to comply with Rule 3a-8. We have conducted no further investigation.
On the basis of the foregoing, in reliance thereon and with the qualifications set forth herein, we are of the opinion that:
1.	The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.
2.	The Company has the corporate power to perform its obligations under the Transaction Agreements.
3.	Each of the Transaction Agreements has been duly and validly authorized, executed and delivered by the Company. The offer and sale of the Alexza Closing Shares and the Warrant have been duly authorized by the Company.
4.	The issuance of the Alexza Closing Shares and the Warrant pursuant to the Transaction Agreements and the Warrant Shares pursuant to the Warrant (assuming the exercise of the Warrant on the date hereof) will not (a) violate any provision of the Company’s certificate of incorporation or by-laws, (b) violate any governmental statute, rule or regulation which in our experience is typically applicable to transactions of the nature contemplated by the Transaction Agreements, (c) violate any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware or (d) constitute a material default under or a material breach of any Material Agreement, in the case of clauses (c) and (d) to the extent such default or breach would materially and adversely affect the Company.
5.	All consents, approvals, authorizations or orders of, and filings, registrations and qualifications with, any U.S. Federal or California regulatory authority or governmental body required for the sale and issuance of the Alexza Closing Shares and the Warrant have been made or obtained, except (a) for the filing of a Form D pursuant to Securities and Exchange Commission Regulation D and (b) for the filing of the notice to be filed under California Corporations Code Section 25102.1(d).
6.	Each of the Transaction Agreements constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[                    ], 2009
Page Four
7.	The Alexza Closing Shares and the Warrant Shares, when sold and issued in accordance with the terms of the Purchase Option Agreement or the Warrant, as applicable, will be validly issued, fully paid and non-assessable, and the issuance of the Alexza Closing Shares and the Warrant Shares is not subject to preemptive rights pursuant to the General Corporation Law of the State of Delaware, the certificate of incorporation or by-laws of the Company or similar rights to subscribe pursuant to any Material Agreement.
8.	The offer and sale of the Alexza Closing Shares, the Warrant and the Warrant Shares (assuming exercise of the Warrant on the date hereof) are exempt from the registration requirements of the Securities Act of 1933, as amended, subject to the timely filing of a Form D pursuant to Securities and Exchange Commission Regulation D.
9.	The Company is not an “investment company” as defined in the Investment Company Act of 1940, as amended.
Our opinion in paragraph 6 above is specifically subject to the following limitations, exceptions, qualifications and assumptions:
     A. The opinions expressed above are subject to, and may be limited by, applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally. This opinion is also subject to, and may be limited by, general principles of equity and the exercise of judicial discretion (regardless of whether such validity or enforceability is considered in a proceeding in equity or at law), including the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of materiality, reasonableness, conscionability, good faith and fair dealing.
     B. We express no opinion as to the effect of court decisions, invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where enforcement of such covenants or provisions under the circumstances would violate the enforcing party’s implied covenant of good faith and fair dealing or would be limited by the principles of course of dealing or course of performance.
     C. We express no opinion as to the effect of any federal or state law or equitable principle which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof that the courts find to be unconscionable at the time it was made or contrary to public policy.
     D. We express no opinion as to the enforceability under certain circumstances of provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights including without limitation rights to damages, or defenses to obligations or rights granted by law, when such waivers are against public policy or prohibited by law.
     E. We express no opinion as to the enforceability under certain circumstances of provisions to the effect that rights or remedies are not exclusive, that rights or remedies may be exercised without notice, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that election of a particular remedy or remedies

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[                    ], 2009
Page Five
does not preclude recourse to one or more remedies, or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.
     F. We express no opinion as to the enforceability of any provision of an applicable agreement requiring that waivers must be in writing; such provision may not be binding or enforceable if a non-executory oral agreement has been created modifying any such provision or if an implied agreement by trade practice or course of conduct has given rise to a waiver.
     G. We express no opinion as to the enforceability of the following rights and remedies which may be limited by applicable law: (i) any provision which provides for a rate of interest which exceeds that permissible under applicable law; (ii) any provision which purports to affect the jurisdiction of a court (including provisions as to methods of service of process and as to property which may be subject to such jurisdiction) or may be subject to the discretion of a court (including provisions as to venue); (iii) any provision which purports to make available remedies for violations, breaches or defaults that are determined by a court of competent jurisdiction to be non-material or unreasonable; (iv) any provision which provides for a choice of law or choice of forum; (v) any provision relating to contribution to or the indemnification or exculpation of any party; and (vi) any provision that contains a waiver of the benefits of statutory, regulatory, or constitutional rights, unless and to the extent the statute, regulation, or constitution explicitly allows waiver, including without limitation, any provision which purports to waive trial by jury.
     H. We express no opinion with respect to the following: (i) any document referenced in the Transaction Agreements that is not a Transaction Agreement; and (ii) the enforceability of the Transaction Agreements by or against any person or entity that is not a party thereto.
     I. We express no opinion as to the enforceability of any provision for penalties, liquidated damages, acceleration of future amounts due (other than principal) without appropriate discount to present value, late charges, prepayment charges, or increased interest rates upon default.
     J. We express no opinion as the enforceability of any provision stating that the provisions of a contract are severable.
     K. We express no opinion as to the enforceability of any provision that would permit the other party to require performance without requiring consideration of the impracticability or impossibility of performance at the time of attempted enforcement due to unforeseen circumstances not within the contemplation of the parties.
     L. We express no opinion as to the enforceability of any provision which purports to assign, grant a lien upon or security interest in or to any contract, right, agreement or other property right or the proceeds thereof (other than assignments or security interests in accounts, general intangibles, chattel paper or promissory notes to the extent provided by Sections 9-406(d), 9-407 and 9-408 of the New York Uniform Commercial Code), which by its terms or under applicable law, rule or regulation is not so assignable or under which the grant of such a lien or security interest is prohibited.

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[                    ], 2009
Page Six
This opinion is limited to the matters expressly set forth herein, and no opinion, express or implied, is given beyond the matters expressly stated. This opinion speaks only as to the laws and facts in effect or existing as of the date hereof, and we have no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.
This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent.
Sincerely,
Cooley Godward Kronish LLP

By:
Brent D. Fassett

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule I
List of Transaction Agreements
1.	Warrant Purchase Agreement, dated as of June 15, 2009 between the Company and Symphony Allegro Holdings LLC (the “Warrant Purchase Agreement”).
2.	Amended and Restated Purchase Option Agreement, dated as of June 15, 2009, by and among the Company, Symphony Allegro Holdings LLC and Symphony Allegro, Inc. (the “Purchase Option Agreement”).
3.	Registration Rights Agreement, dated as of June 15, 2009, between the Company and Symphony Allegro Holdings LLC.
4.	Letter Agreement, dated as of [ ], 2009, between the Company and Symphony Allegro Holdings LLC, in respect of various corporate governance matters.

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule II
List of Material Agreements
1.	Lease between the Company and Brittania, LLC dated August 25, 2006.

2.	First Amendment to Lease between the Company and Britannia Hacienda VIII LLC dated May 4, 2007.

3.	Second Amendment to Lease between the Company and Britannia Hacienda VIII LLC dated August 28, 2007.

4.	2009-2010 Performance Based Incentive Program.

5.	Second Amended and Restated Investors’ Rights Agreement between the Company and certain holders of Preferred Stock dated November 5, 2004.

6.	2005 Equity Incentive Plan.

7.	2005 Non-Employee Directors’ Stock Option Plan.

8.	2005 Employee Stock Purchase Plan.

9.	Development Agreement between the Company and Autoliv ASP, Inc. dated October 3, 2005.

10.	Manufacturing and Supply Agreement between the Company and Autoliv ASP dated November 2, 2007.

11.	Master Security Agreement between the Company and General Electric Capital Corporation dated May 17, 2005, as amended on May 18, 2005.

12.	Promissory Note between the Company and General Electric Capital Corporation dated June 15, 2005.

13.	Promissory Note between the Company and General Electric Capital Corporation dated August 24, 2005.

14.	Warrant to Purchase shares of Series B Preferred Stock issued to Silicon Valley Bank dated March 20, 2002.

15.	Warrant to Purchase shares of Series C Preferred Stock issued to Silicon Valley Bank dated January 30, 2003, as amended on March 4, 2003.

16.	Warrant to Purchase shares of Series C Preferred Stock issued to Silicon Valley Bank dated September 19, 2003.

17.	Warrant to Purchase shares of Series C Preferred Stock issued to Silicon Valley Bank dated April 7, 2004.

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

18.	Stock and Warrant Purchase Agreement between the Company and Biomedical Investment Fund Pte Ltd. dated March 26, 2008.

19.	Warrant to Purchase shares of Common Stock issued to Biomedical Investment Fund Pte Ltd. dated March 27, 2008.

20.	Common Stock Purchase Agreement between the Company and Azimuth Opportunity Ltd. dated March 31, 2009.

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT 3
FORM OF CORPORATE GOVERNANCE LETTER AGREEMENT
[See attached.]

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Symphony Allegro Holdings LLC
7361 Calhoun Place, Suite 325
Rockville, MD 20855
[                    ], 2009
Alexza Pharmaceuticals, Inc.
2091 Stierlin Court
Mountain View, CA 94043
Attention: Chief Executive Officer
Ladies and Gentlemen:
In connection with the acquisition of shares of Common Stock, par value $0.0001 per share (the “Common Stock”), of Alexza Pharmaceuticals, Inc., a Delaware corporation (the “Company”), by Symphony Allegro Holdings LLC, a Delaware limited liability company (together with its permitted successors, assigns and transferees, the “Purchaser”), pursuant to the terms of that certain Amended and Restated Purchase Option Agreement, dated as of June 15, 2009, among the Company, the Purchaser and Symphony Allegro, Inc. (the “Amended and Restated Purchase Option Agreement”), the Company and the Purchaser agree as follows:
          Section 1. Definitions. For purposes of this letter agreement, the following terms have the respective meanings set forth below:
          “Affiliate” shall mean, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any officer, director, general partner, member or trustee of such Person, or (iii) any Person who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, managers, general partners, or persons exercising similar authority with respect to such Person or entities.
          “Beneficially Owns” (including the terms “Beneficial Ownership” or “Beneficially Owned”) shall mean beneficial ownership within the meaning of Rule 13d-3 under the Exchange Act.
          “Board” shall mean the Board of Directors of the Company.

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

          “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.
          “Person” shall mean any individual, partnership (whether general or limited), limited liability company, corporation, trust, estate, association, nominee or other entity.
          Section 2. Standstill. Except for the exercise of the Alexza Closing Warrants (as defined in the Amended and Restated Purchase Option Agreement) and the acquisition of Alexza Closing Warrant Shares (as defined in the Amended and Restated Purchase Option Agreement), for so long as the Purchaser and its Affiliates Beneficially Own more than 10% of the Company’s outstanding Common Stock, neither the Purchaser nor any of its Affiliates shall, without the prior written consent of a majority of the independent members of the Board who are not Affiliated with the Purchaser, in any manner, whether directly or indirectly:
          (a) make, effect, initiate, cause or participate in (i) any acquisition of Beneficial Ownership of any securities of the Company or any securities of any subsidiary or other Affiliate of the Company, (ii) any acquisition of any assets of the Company or any assets of any subsidiary or other Affiliate of the Company, (iii) any tender offer, exchange offer, merger, business combination, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving the Company or any subsidiary or other Affiliate of the Company, or involving any securities or assets of the Company or any securities or assets of any subsidiary or other Affiliate of the Company, or (iv) any “solicitation” of “proxies” (as those terms are used in the proxy rules of the Securities and Exchange Commission (“SEC”)) or consents with respect to any securities of the Company;
          (b) form, join or participate in a “group” (as defined in the Securities Exchange Act and the rules promulgated thereunder) with respect to the Beneficial Ownership of any securities of the Company;
          (c) without limiting any rights of the Purchaser pursuant to Section 5 hereof, act, alone or in concert with others, to seek to control or influence the management, board of directors or policies of the Company;
          (d) take any action that might require the Company to make a public announcement regarding any of the types of matters set forth in clause “(a)” of this sentence;
          (e) agree or offer to take, or encourage or propose (publicly or otherwise) the taking of, any action prohibited by clause “(a)”, “(b)”, “(c)” or “(d)” of this sentence;
          (f) assist, induce or encourage any other Person to take any action of the type prohibited by clause “(a)”, “(b)”, “(c)”, “(d)” or “(e)” of this sentence;

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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          (g) enter into any discussions, negotiations, arrangement or agreement with any other Person relating to any of the foregoing; or
          (h) request or propose that the Company or any of the Company’s Affiliates amend, waive or consider the amendment or waiver of any provision set forth in this Section 2.
          Section 3. No Effect on Directors. Notwithstanding any of the foregoing, the provisions set forth in Section 2 shall in no way limit the ability of any individual who is serving as a director of the Company to take any actions (or to refrain from taking any actions) in his or her capacity as a director of the Company.
          Section 4. Voting Agreement. In the event the Purchaser and its Affiliates Beneficially Own more than 33% of the Company’s outstanding Common Stock, any shares of Common Stock entitled to vote for the election of directors Beneficially Owned by the Purchaser and its Affiliates in excess of 33% of the shares of Common Stock then outstanding, with respect to the election or removal of directors only, shall be voted either, solely at the Purchaser’s election (a) as recommended by the Board or (b)(i) in an election, in the same proportion with the votes of shares of Common Stock voted in such election (excluding shares with respect to which the votes were withheld, abstained or otherwise not cast) and not Beneficially Owned by the Purchaser (excluding withheld shares and abstentions) or (ii) in a removal vote, in the same proportions as all outstanding shares of Common Stock not Beneficially Owned by the Purchaser (including shares with respect to which the votes were withheld, abstained or otherwise not cast), whether at an annual or special meeting of stockholders of the Company, by written consent or otherwise. The Purchaser shall retain its right to vote (or to withhold its vote) all of its shares on all other matters.
          Section 5. Member of the Board. For so long as the Purchaser and its Affiliates Beneficially Own more than 10% of the Company’s outstanding Common Stock, then, subject to applicable law and the rules and regulations of the SEC and the NASDAQ Stock Market, the Company will nominate and use its commercially reasonable efforts to cause to be elected and cause to remain as a director on the Board one (1) individual designated by the Purchaser.
          Section 6. Representations. Each party represents to the other that: (a) this letter agreement has been duly authorized by all necessary corporate or partnership action, as the case may be; and (b) this letter agreement is a valid and binding agreement of such party, enforceable against it in accordance with its terms.
          Section 7. Specific Enforcement; Legal Effect. The parties hereto agree that any breach of this letter agreement would result in irreparable injury to the other party and that money damages would not be an adequate remedy for such breach. Accordingly, without prejudice to the rights and remedies otherwise available under applicable law, either party shall

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3

be entitled to specific performance and equitable relief by way of injunction or otherwise if the other party breaches or threatens to breach any of the provisions of this letter agreement. It is further understood and agreed that no failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. If any term, provision, covenant or restriction in this letter agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this letter agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, provided that the parties hereto shall negotiate in good faith to attempt to place the parties in the same position as they would have been in had such provision not been held to be invalid, void or unenforceable. This letter agreement contains the entire agreement between the parties hereto concerning the matters addressed herein. No modification of this letter agreement or waiver of the terms and conditions hereof shall be binding upon either party hereto, unless approved in writing by each such party; provided, however, that no waiver or amendment shall be effective as against the Company unless such waiver or amendment is approved in writing by the vote of a majority of the independent members of the Board who are not Affiliated with the Purchaser. This Agreement shall be governed by and construed in accordance with the law of the State of New York.
          Section 8. Termination. This agreement shall continue in full force and effect from the date hereof until such time as the Purchaser and its Affiliates Beneficially Own less than 10% of the Company’s outstanding Common Stock.
          Section 9. Counterparts. This letter agreement may be executed in counterpart (including by facsimile), each of which shall be deemed an original.
[Remainder of page left blank intentionally]

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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     If you are in agreement with the terms set forth above, please sign this letter agreement in the space provided below and return an executed copy to the undersigned.

Very truly yours,

SYMPHONY ALLEGRO HOLDINGS LLC

By:	Symphony Capital Partners, L.P.,
its Manager

By:	Symphony Capital GP, L.P.,
its General Partner

By:	Symphony GP, LLC,
its General Partner

By:

Name: Mark Kessel
Title: Managing Member
Confirmed and Agreed:
ALEXZA PHARMACEUTICALS, INC.

By:
Name:	August J. Moretti
Title:	Senior Vice President and
Chief Financial Officer

[ * ] =	Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.